SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
JMAR TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

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May 8, 2006
Dear Shareholder:
It is my pleasure to invite you to the 2006 Annual Meeting of Shareholders of JMAR Technologies, Inc.
We will hold the meeting on Friday, June 23, 2006 at 9:00 a.m. at the Company’s offices at 10905 Technology Place, San Diego, California 92127. After the close of the formal portion of the meeting JMAR’s new CEO will briefly review the major developments of 2005 and answer questions from shareholders.
This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides additional information about JMAR’s management.
Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so if you are a record holder (or if your shares are in “street name” and you have obtained a legal proxy from your broker).
We look forward to seeing you at the meeting.
Sincerely,
/s/ Charles A. Dickinson
Charles A. Dickinson
Chairman of the Board

JMAR TECHNOLOGIES, INC.
NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
Date: Friday, June 23, 2006
Time: 9:00 a.m.
Place: 10905 Technology Place
San Diego, California
TO OUR SHAREHOLDERS:
At our 2006 Annual Meeting, we will ask you to:
(1)	Elect five directors to serve for the next year or until their successors are elected;

(2)	Ratify the selection of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006;

(3)	Consider and approve the Company’s 2006 Equity Incentive Plan; and

(4)	Transact any other business that may properly be presented at the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
If you were a shareholder of record at the close of business on May 8, 2006, you are entitled to vote at the Annual Meeting.
You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.
By Order of the Board of Directors,
/s/ Dennis E. Valentine
Dennis E. Valentine
Corporate Secretary,
Chief Financial Officer
San Diego, California
May 8, 2006
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
INFORMATION ABOUT JMAR STOCK OWNERSHIP
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
AUDIT AND NON-AUDIT FEES
CHANGE IN CERTIFYING ACCOUNTANTS
PROPOSAL 2 RATIFICATION OF THE SELECTION OF AUDITORS
PROPOSAL 3 APPROVE THE COMPANY’S 2006 EQUITY INCENTIVE PLAN
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
SHAREHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS
OTHER BUSINESS

PROXY STATEMENT FOR JMAR TECHNOLOGIES, INC.
2006 ANNUAL MEETING OF SHAREHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
WHY DID YOU SEND ME THIS PROXY STATEMENT?
We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
Along with this Proxy Statement, we are also sending you the JMAR Technologies, Inc. (“JMAR” or “Company”) 2005 Annual Report.
WHO IS ENTITLED TO VOTE?
We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about May 15, 2006 to all shareholders entitled to vote. Shareholders who owned JMAR Common Stock at the close of business on May 8, 2006 (“Record Date”) are entitled to vote. At the record date, there were 39,327,339 shares of JMAR Common Stock outstanding. JMAR Common Stock is our only class of outstanding voting capital stock.
WHAT CONSTITUTES A QUORUM?
A majority of our shareholders entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. In order to conduct the meeting and to vote to elect the directors and approve the proposal to ratify the selection of the Company’s independent auditors and the proposal to approve the 2006 Equity Incentive Plan, shareholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares who cause abstentions to be recorded at the meeting, will be considered present at the meeting and entitled to vote and they will count toward the quorum.
HOW MANY VOTES DO I HAVE?
For voting on the approval of the 2006 Equity Incentive Plan and on the ratification of the selection of the auditors, each holder of record of JMAR Common Stock on the Record Date will be entitled to one vote for each share held. For the election of directors, shareholders will have the right to cumulate their votes as described in the following paragraph. The proxy card indicates the number of shares that you hold.
DO SHAREHOLDERS HAVE THE RIGHT TO CUMULATE THEIR VOTES IN ELECTION OF DIRECTORS?
Under a California law that is applicable to JMAR, shareholders have certain cumulative voting rights in the election of directors. Under cumulative voting, each shareholder is entitled to as many votes as equals the number of shares of common stock held by that shareholder multiplied by the number of directors to be elected (5). Each shareholder may cast all of his or her votes for a single candidate or may distribute them among two or more candidates as he or she sees fit. However, no shareholder shall be entitled to cumulate votes for a candidate unless (i) the candidate’s name has been properly placed in nomination in accordance with the Company’s Bylaws prior to the Annual Meeting, and (ii) notice of intention to cumulate votes has been given by a shareholder at the Annual Meeting prior to the voting. If any shareholder gives such notice, then all shareholders may then cumulate their votes. If cumulative voting is applicable and there are more than five nominees for director, then the proxy holders will exercise their discretionary authority to cumulate and cast the votes covered by the proxies received by them in such a manner as they believe will ensure the election of as many of the Company’s nominees as possible.

HOW DO I VOTE BY PROXY?
Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.
If you properly fill in your proxy card and send it to us in time to vote, your “Proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your Proxy will vote your shares as recommended by the Board of Directors as follows:
▪	“FOR” the election of all five nominees for director

▪	“FOR” the selection of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent auditors

▪	“FOR” the approval of the Company’s 2006 Equity Incentive Plan
If any other matter is presented, your Proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matters which are proposed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.
If you hold your shares of JMAR Common Stock in “street name” (that is, through a broker, bank or other nominee) and you fail to instruct your broker, bank or nominee as to how to vote such shares of common stock, your broker, bank or nominee may, in its discretion, vote your shares “FOR” the election of directors described herein. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on “routine” matters, but not on “non-routine” matters. Both the election of directors (Proposal 1) and the ratification of auditors (Proposal 2) are considered “routine” matters. The approval of the Company’s 2006 Equity Incentive Plan (Proposal 3) is a “non-routine” matter.
MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?
If you are a “record holder” of the shares (i.e., your shares are not held in “street name”) and you have returned the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of three ways:
▪	You may request another proxy card from JMAR’s Corporate Secretary, complete it and mail it to JMAR’s Corporate Secretary.

▪	You may notify JMAR’s Corporate Secretary by mail before the Annual Meeting that you have revoked your proxy.

▪	You may attend the Annual Meeting and vote in person.
If your shares are held in “street name” (i.e., in the name of your broker, bank or other nominee), you should contact your broker, bank or other nominee for instructions on how to change your vote.
HOW DO YOU VOTE IN PERSON?
If you are a record holder of the shares and you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. Your voting in person at the Annual Meeting will take precedence over any prior proxies you have given. However, if your shares are held in “street name” (i.e., in the name of your broker, bank or other nominee), you must obtain a legal proxy from your broker, bank or other nominee and bring it to the Annual Meeting in order to cast your vote in person.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

PROPOSAL 1:
Election of Five Directors	The five nominees for director who receive the most votes will be elected. So, if a quorum exists and you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Subject to certain notice requirements described above, you may cumulate your votes for directors.

PROPOSAL 2:
Ratification of Selection of Auditors	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve the ratification of the selection of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent auditors for the year 2006. Abstentions (whether by brokers or other record holders) will be counted as present at the meeting and will have the effect of an “AGAINST” vote.

PROPOSAL 3:
Approve 2006 Equity Incentive Plan	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve the adoption of the 2006 Equity Incentive Plan. Because this is a “non-routine” matter, brokers may not exercise their discretion and vote on this matter without instructions from their customers. Therefore, abstentions will be counted as present at the meeting and will have the effect of an “AGAINST” vote, whereas broker non-votes are not counted in determining the total number of shares present and entitled to vote and, therefore, have no impact on the outcome of the vote.
WHO PAYS THE COST OF SOLICITING THESE PROXIES?
JMAR will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will reimburse them for their reasonable expenses.

INFORMATION ABOUT JMAR STOCK OWNERSHIP
Ownership of 5% or More of JMAR Common Stock
The following lists all persons known by the Company to be the beneficial owner of 5 percent or more of the Company’s Common Stock as of April 26, 2006. A person is deemed to be the beneficial owner of JMAR Common Stock, whether or not such person has any economic interest therein, if such person directly or indirectly has (or shares with others) voting or investment power with respect to the JMAR shares or has the right to acquire beneficial ownership within sixty days.

	Number of Shares of	Percentage of
Name and address of	Common Stock	Outstanding Common Stock
Beneficial Owner	Beneficially Owned	Beneficially Owned
Laurus Master Fund, Ltd.	2,254,467	5.73%
c/o Laurus Capital Management, LLC
825 Third Avenue, 14th Floor
New York, NY 10022
In addition to the shares listed above, as of April 26, 2006, Laurus Master Fund, Ltd. (“Laurus”) also owns shares of Series G and I Convertible Preferred Stock (“Preferred Stock”) that are convertible into a total of 6,240,062 shares of Common Stock and Warrants that are exercisable into a total of 2,849,390 shares of Common Stock. The Preferred Stock and Warrants owned by Laurus may not be converted or exercised into Common Stock if it results in Laurus having beneficial ownership of more than 4.99% of the outstanding shares of JMAR Common Stock at any time (the “Ownership Limitation”). Since Laurus owns shares of Common Stock in excess of 4.99% of the outstanding shares of Common Stock, none of the Preferred Stock or Warrants are presently convertible or exercisable. Laurus may terminate this Ownership Limitation with respect to all of the Preferred Stock and with respect to Warrants for the purchase of 1,869,551 shares of Common Stock upon a minimum of 75 days notice or upon a default by the Company of its redemption obligations under the Preferred Stock. Absent the Ownership Limitation, Laurus would have beneficial ownership of a total of 11,343,919 shares, consisting of: (i) 2,254,467 shares owned at April 26, 2006, (ii) 6,240,062 shares issuable upon conversion of Convertible Preferred Stock, and (iii) 2,849,390 shares issuable upon exercise of Warrants. If all derivative securities held by Laurus were freely exercisable and convertible within 60 days, this total of 11,343,919 shares of Common Stock would represent beneficial ownership of 23.4% of the Company’s Common Stock.
Ownership of JMAR Common Stock by Management
The following table sets forth the beneficial ownership of Common Stock of the Company as of April 26, 2006 by each director, nominee for director, the “Named Officers” (as defined in “Executive Compensation” on page 25 below) and by all directors, nominees for director and executive officers as a group. Except as otherwise noted, the following stockholders have sole voting and investment power with respect to the shares. Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table.

	Number of Shares of	Percentage of
	Common Stock	Outstanding Common Stock
Beneficial Owner	Beneficially Owned	Beneficially Owned
Ronald A. Walrod (1)	803,332	2.00%
Dennis E. Valentine (2)	263,245	(11)
Charles A. Dickinson (3)	182,494	(11)
Vernon H. Blackman (4)	124,677	(11)
Barry Ressler (5)	109,629	(11)
C. Neil Beer (5)	96,649	(11)
Scott H. Bloom (6)	70,000	(11)
John P. Ricardi (6)	66,667	(11)
Edward P. O’Sullivan II(7)	37,108	(11)
Larry Johnson (8)	29,868	(11)
J. Paul Gilman (9)	13,933	(11)
All executive officers and directors as a group (14 persons) (10)	1,853,936	4.53%

(1)	All shares are issuable upon exercise of currently exercisable stock options. Mr. Walrod’s employment with the Company terminated in April, 2006. As a result of the termination of his employment, all 803,332 options will terminate by June 11, 2006, if not exercised.

(2)	Includes 230,648 shares issuable upon exercise of currently exercisable stock options and warrants.

(3)	Includes 61,217 shares held by Mr. Dickinson’s wife. Includes 42,250 shares issuable upon exercise of currently exercisable stock options.

(4)	Includes 89,878 shares issuable upon exercise of currently exercisable stock options and warrants. Dr. Blackman has decided to retire from the Board and is not standing for reelection as a director at the 2006 Annual Shareholders Meeting.

(5)	Includes 82,750 shares issuable upon exercise of currently exercisable stock options.

(6)	All shares are issuable upon exercise of currently exercisable stock options.

(7)	Includes 18,417 shares issuable upon exercise of currently exercisable stock options.

(8)	Includes 22,868 shares issuable upon exercise of currently exercisable stock options. Mr. Johnson’s employment with the Company terminated in March, 2006. As a result of the termination of his employment, all 22,868 options will terminate by May 29, 2006, if not exercised.

(9)	Includes 3,333 shares issuable upon exercise of currently exercisable stock options.

(10)	Includes 1,576,227 shares issuable upon exercise of currently exercisable stock options and warrants.

(11)	Less than one percent.

PROPOSAL 1
ELECTION OF DIRECTORS
Nominees
We are asking the shareholders to elect a board of five directors at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five nominees named below, all of whom are presently directors of the Company. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, if such an event should occur, the shares will be voted for such substitute nominee or nominees as may be designated by the Board of Directors. The term of office of each person elected as director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

Name of Nominee	Age	Principal Occupation	Director Since
C. Neil Beer, Ph.D.	71	President and Chief Executive Officer of the Company	1988
Charles A. Dickinson	82	Chairman of the Board	2001
J. Paul Gilman	53	Director, Oak Ridge Center for Advanced Studies	2005
Edward P. O’Sullivan II	50	Managing Partner of CFO Connect, LLC	2003
Barry Ressler	65	Chief Executive Officer and Chairman of the Board of Triton Thalassic Technologies, Inc.	1994
C. NEIL BEER, Ph.D. was elected President and CEO in April, 2006. He has served on the JMAR Board of Directors since July 1988 and was an employee of the Company from May 1991 until November 1992. Prior to taking the CEO position at JMAR, Dr. Beer was the Executive Vice President of Computer Technology Associates, Inc. From April 1996 until April 2002, Dr. Beer was the President of SECON, a software systems engineering company primarily supporting the national intelligence community. He was founder and chairman of the Teller Foundation from September 1989 to June 1996, focused on the applications of science and technology consistent with the ideas and ideals of Dr. Edward Teller. From September 1986 to October 1989, he was President and Chief Executive Officer of Thermo Technologies Corporation which develops advanced lasers, optics, signal processing and energy conversion hardware. Previously, he was Deputy for Strategic Defense, Military Applications, at Livermore National Laboratory. During his career with the U.S. Air Force, Dr. Beer achieved the rank of Major General and was Deputy Chief of Staff, Plans and Programs, for the Air Force Space Command. Earlier, while assigned to the Office of the Secretary of Defense, he worked with the White House staff on policy and support requirements. Dr. Beer was associate professor of mathematics at the Air Force Academy and a combat pilot in Southeast Asia. Dr. Beer graduated magna cum laude with a B.S. degree in engineering from the University of Oklahoma where he also received his doctorate in Operations Research/Mathmatical Programming in 1972. Dr. Beer is recipient of the NDIA Medal for Outstanding Achievement in Space.
CHARLES A. DICKINSON was elected Chairman of the Board in April, 2006 and has been a director of the Company since August 2001. Mr. Dickinson twice served as Chairman of the Board of Directors of Solectron Corporation, a worldwide leader in electronics manufacturing, assembly, and test services for electronic companies around the world. He was a director of Solectron from 1984 to 2004 and served as Chairman from 1986 to 1990 and from 1994 to September 1996. While an outside director, he accepted the assignment of establishing Solectron’s European business in 1991 and served as President of Solectron Europe from 1993 to February 1996. From January 2000 to August 2001 he was Chairman of the Board of Directors of SAL, Inc. (which was acquired by the Company in 2001). Before joining Solectron, Mr. Dickinson was Chairman, President and CEO of Vermont Micro Systems, Inc. He was also CEO of Dataproducts Corporation and he served seven years in various general management roles at Control Data Corporation. Prior to that, he was the Corporate Vice President of Manufacturing for Memorex and spent 20 years at RCA. He has served on the

Boards of many other public and private companies over the years and currently is the Chairman of LeCroy Corporation, Inc., a public company, and privately-held Aavid Thermal Technologies, Inc., Nypro, Inc. and Systolic Networks. Mr. Dickinson holds a Bachelors of Electrical Engineering and an MBA from the University of Minnesota.
J. PAUL GILMAN, Ph.D. was elected as a director of the Company in April, 2005. Dr. Gilman became the Founding Director of the Oak Ridge Center for Advanced Studies (ORCAS) in December 2004. ORCAS is a new consortium of research universities, government, industry and non-governmental organizations focused on critical issues with strong science and technology content. From 1997 to 2002, Dr. Gilman served on the Board of Directors of Triton Thalassic Technologies, Inc., a company engaged in the non-chemical pathogen inactivation of blood products; photo-activation of therapeutic compounds and the treatment and control of micro-organism contaminated fluids. He has also served on several Boards of not-for-profit organizations including the National Council for Science and the Environment and The Annapolis Center. In November 2001, Dr. Gilman was nominated by President Bush to serve as the Assistant Administrator for the Office of Research and Development which is the scientific and technological arm of the Environmental Protection Agency. After his confirmation in that position he was also named Science Advisor to the Agency. Dr. Gilman served in this capacity until November, 2004. Dr. Gilman was Director, Policy Planning for Celera Genomics in Rockville, Maryland from October 1998 until his appointment to the EPA. Celera Genomics, a bioinformation and drug discovery company, is known for having decoded the human genome. In his position Dr. Gilman was responsible for strategic planning for corporate development and communications. Prior to joining Celera, Dr. Gilman was the Executive Director of the life sciences and agriculture divisions of the National Research Council of the National Academies of Sciences and Engineering beginning in March 1993. Before joining the National Research Council, Gilman was the Associate Director of the Office of Management and Budget (OMB) for Natural Resources, Energy, and Science beginning in September of 1992. There he coordinated budget formulation, regulatory, and legislative activities between agencies such as the Environmental Protection Agency, National Science Foundation, Agriculture, and Energy with the Executive Office of the President. Dr. Gilman served as Executive Assistant to the Secretary of Energy for technical matters before joining the OMB from September of 1991 until September 1992. His responsibilities included participating in policy deliberations and tracking implementation of a variety of programs including the Department’s environmental remediation and basic science research. Dr. Gilman has 13 years of experience working on the staff of the United States Senate. Dr. Gilman matriculated at Kenyon College in Ohio and received his A.B., M.A., and Ph.D. degrees in ecology and evolutionary biology from Johns Hopkins University, Baltimore, Maryland. He has served on a number of scientific advisory groups including those of Brookhaven National Laboratory, the Gas Research Institute, the School of Engineering and Applied Science of the University of Virginia, and the Board on Environmental Studies and Toxicology of the National Research Council.
EDWARD P. O’SULLIVAN II has been a director of the Company since December 2003. Mr. O’Sullivan is the Managing Partner of CFO Connect which was founded in 2003. Ed has over twenty years of financial and operational management experience with technology and life science companies. He has start up experience as well as Fortune 100 experience. Ed’s past assignments include Nextec Applications, Inc., a start up company, where he was one of the founding members of the management team, from 1994 to 2002. In his capacity as Chief Financial Officer, he was responsible for Nextec’s global financial, administrative and manufacturing operations. He also served on the Board of Directors for Nextec Applications, Pte Ltd., a Singapore company. During this time, Ed also served on the Board of Directors for Consultant Locator.com. Prior to Nextec, Ed served as Controller, Secretary and Treasurer of Newpoint Corporation, a subsidiary of Proxima Corporation, a manufacturer of computer peripheral equipment and liquid crystal display panels where he was responsible for all financial activities as well as manufacturing operations. Prior to Newpoint, Ed served as Director of Finance and Secretary for Fluid Systems Corporation, a subsidiary of Allied-Signal, Inc. He also served on the Board of Directors for Fluid Systems Ltd, a United Kingdom company. Prior to Fluid Systems, Ed served as Chief Financial Officer and Secretary for Electron Inc., a manufacturer of automated revenue control and collection systems, where he was responsible for all financial activities. Ed currently serves on the Board of Directors for the University of San Diego, School of Business Alumni Association. Ed received a Bachelor of Arts degree from the University of California San Diego, Revelle College in 1980 and a Masters of Business Administration degree, from the University of San Diego in 1982.
BARRY RESSLER has been a director of the Company since January 1994. Mr. Ressler has been the Chief Executive Officer and Chairman of the Board of Triton Thalassic Technologies, Inc. (T3I) since 1994. T3I is a company engaged in the non-chemical pathogen inactivation of nutrient fluids, food packaging, and pharmaceutical and blood products and the treatment and control of micro-organism contaminated fluids for the paper, metal working process and automotive industries. Since 1994, Mr. Ressler has been the President of STAR Associates, Inc., a company engaged in the consultation, strategic planning and project funding of early stage industrial process and therapeutic/diagnostic technologies. From 1983 to December 1993 he served as Chief Executive Officer and Chairman of the Board of Universal Voltronics Corporation (UVC), a public company that developed high-voltage Pulse Power products for scientific research, defense, medical and industrial applications. In March 1990, UVC became a public subsidiary of Thermo Electron Corp. From 1963 until his appointment as CEO and Chairman, he served in various capacities at UVC. Mr. Ressler is the Chairman of the Board of Directors of EP Therapeutics, Inc., a company engaged in the development of a revolutionary new class of therapeutics as safer, alternative treatments for human cancers by eliminating the need for chemotherapy or radiation treatment protocols. Mr. Ressler is a co-inventor of patented high power ultraviolet radiation light sources and for monochromatic fluid treatment systems. Mr. Ressler attended the Pratt Institute, majoring in Engineering Science.
Vote Required for Election of Directors
Directors are elected by a plurality of the votes. If more than five persons are in nomination, the five nominees receiving the most votes will be elected as directors. Once a quorum is established, abstentions or other non-votes will not have any legal effect on the election of directors. See “Information About the Annual Meeting and Voting” on pages 1-3 above for information about cumulative voting rights.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF ALL FIVE NOMINEES FOR DIRECTOR.
INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE
The Board is elected by the shareholders to oversee their interests in the long-term health and the overall success of the Company and its financial strength. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
In September 2003, the Board formed a Compensation Committee to consider matters involving the compensation of directors, and in March, 2004 the Board adopted a Compensation Committee Charter that expanded the committee’s responsibilities to cover the compensation of the CEO and all executive officers. In December 2003, the Board: 1) approved revisions to the Audit Committee Charter to expand and further define the responsibilities of the Audit Committee; 2) adopted a Code of Business Conduct and Ethics applicable to all employees and the Board of Directors, and an additional Code of Ethics for the Chief Executive Officer, Division General Managers and Senior Financial Officers; 3) adopted Complaint Procedures for Accounting and Auditing Matters applicable to both employees and non-employees; 4) formed a Disclosure Committee to enhance the Company’s disclosure policies and procedures and adopted a Charter governing that committee; and 5) appointed Mr. O’Sullivan as Chairman of the Audit Committee and determined that he met the definition of an audit committee financial expert as defined in the Securities Exchange Act of 1934. In March 2004, the Board 1) formed a Nominating and Corporate Governance Committee and approved its Charter; and 2) approved the Company’s Policy Regarding Shareholder Communications with the Board.
Independence Determination
Under applicable SEC rules and Nasdaq listing standards, the Board of Directors must have a majority of “independent” directors and certain matters must be approved either by the vote of a majority of the independent directors or by a committee comprised solely of independent directors. The members of the Audit Committee must also meet certain heightened independence standards, as described below in “The Audit Committee.” Under applicable Nasdaq listing standards, a director is deemed to be independent if he or she is not an officer or employee of the Company and has no relationship which, in the opinion of the Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Specific relationships that would result in a director not being independent include employment by the Company within the past three years, receiving payments from the Company in excess of $60,000 during any of the past three years and being related to an executive officer of the Company.
The Board has determined that four of its five director-nominees are independent under the Nasdaq listing standards, with Dr. Beer (President and CEO) not meeting the Nasdaq definition of independence. The Board intends to review the independence of its directors on at least an annual basis. Since August 2002, the position of Chairman of the Board has also been held by an independent director.
The Board and Board Committees
In 2005, the Board of Directors held eleven meetings. In 2005, the Audit Committee held five meetings, the Nominating and Corporate Governance Committee held two meetings and the Compensation Committee held six meetings. Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he served during 2005.
The Board holds regularly scheduled meetings of its independent directors at the end of its regular Board meetings.
The following table lists the current members of each of the Board’s standing Committees. All of these directors meet the Nasdaq definition of director independence.

Nominating
and Corporate
Board Member	Audit	Compensation	Governance
J. Paul Gilman	X
Charles A. Dickinson		Chair
Edward P. O’Sullivan II	Chair		X
Barry Ressler		X	Chair
Vernon H. Blackman *	X	X	X

*	Dr. Blackman’s term as director expires on the date of the 2006 Annual Shareholders Meeting and he is not standing for reelection. The Board intends to appoint Mr. Dickinson to replace Dr. Blackman on the Audit Committee following the termination of Dr. Blackman’s term as director.
The Audit Committee
Audit Committee Responsibilities:
The Audit Committee of the Company’s Board of Directors acts in accordance with a written charter first adopted and approved by the Board on May 5, 2000 and amended on December 12, 2003 and March 16, 2004. A copy of the revised Audit Committee Charter is available on the Company’s website at www.jmar.com. The Board of Directors will review the Audit Committee Charter on an annual basis.
Under the terms of its Charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and its ethics program, the independent auditors’ qualifications and independence and the performance of its independent auditors. In fulfilling its duties, the Audit Committee, among other things, shall:
▪	have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors;

▪	review with management and the independent auditors, the interim financial statements and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of the Company’s Quarterly Reports on Form 10-Q;

▪	review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report) including (a) their judgment about the quality, not just acceptability, of the Company’s accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the clarity of the disclosures in the financial statements; and (c) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies;

▪	review and discuss with management and the independent auditors the Company’s policies with respect to risk assessment and risk management;

▪	review and discuss with management and the independent auditors the Company’s internal controls, and the Company’s disclosure controls and procedures and quarterly assessment of such controls and procedures;

▪	establish procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters; and

▪	review and discuss with management and the independent auditors the adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs.
Audit Committee Member Qualifications:
In addition to meeting the Nasdaq definition of independence, members of the Audit Committee must also satisfy the following requirements: 1) each member meets additional criteria for independence under the Sarbanes-Oxley Act of 2002 (which prohibits the receipt of any compensatory payments from the Company, other than Board or Committee fees), 2) no member has participated in the preparation of the Company’s financial statements during the past three years, 3) each member must also be able to read and understand fundamental financial statements, and 4) at least one member must meet certain additional financial sophistication requirements. Finally, the Company is also required to disclose whether the Audit Committee has a member who is an “audit committee financial expert” as defined in SEC Rules. The Board of Directors has determined that each of the Audit Committee members meets the additional independence and other standards set forth above and that Mr. O’Sullivan meets both the Nasdaq requirement for financial sophistication and the SEC’s definition of an “audit committee financial expert.”
The Compensation Committee
Under the terms of its Charter, the Compensation Committee has overall responsibility for evaluating and approving all director and officer compensation plans, policies and programs of the Company. A copy of the Compensation Committee Charter is available on the Company’s website at www.jmar.com.
In fulfilling its duties, the Compensation Committee, among other things, shall:
▪	review and approve all corporate goals and objectives relevant to the compensation of the Chief Executive Officer;

▪	evaluate the performance of the Chief Executive Officer in light of approved corporate goals, performance goals and objectives and determine his compensation level;

▪	review and approve the compensation of the Company’s executive officers;

▪	review and approve all employment agreements, severance agreements or arrangements, change in control agreements/provisions, and any special or supplemental benefits for each executive officer;

▪	approve, disapprove, modify or amend all non-equity plans designed and intended to provide compensation primarily for officers;

▪	make recommendations to the Board regarding adoption of compensation plans;

▪	administer, modify or amend the stock option and other equity incentive plans; and

▪	review and make recommendations to the Board on matters concerning the directors’ annual retainer, as well as any other compensation programs for the directors, committee chairpersons and committee members, consistent with any applicable requirements of the Nasdaq listing standards.
The Nominating and Corporate Governance Committee
The nominees for election as director at the 2006 Annual Shareholders Meeting were recommended to the Board by the Nominating and Corporate Governance Committee. Under the terms of its Charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the function and needs of the Board, and reviewing and developing corporate governance guidelines. A copy of the Committee’s Charter is available on the Company’s website at www.jmar.com.
In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:
▪	identify individuals qualified to be Board members consistent with criteria established by the Board;

▪	recommend to the Board nominees for the next annual meeting of shareholders;

▪	evaluate individuals suggested by shareholders;

▪	review the performance of the Board on an annual basis;

▪	develop and recommend to the full Board a set of corporate governance guidelines, including policies furthering open communication among members of the Board, senior management and outside advisors, requiring regular meetings of the independent directors in executive session and requiring continuing education of directors in compliance with applicable Nasdaq Rules. The Committee shall review such guidelines annually and recommend any modifications thereto; and

▪	periodically review all standing or any ad hoc committees and recommend to the full Board, as appropriate, changes in number, function or composition of committees. In evaluating candidates for nomination to committees of the Board, the Committee shall take into account the applicable requirements for members of committees of boards of directors under the Securities Exchange Act of 1934 and the Nasdaq listing standards.
Consideration of Director Nominees
Shareholder Nominees
The Nominating and Corporate Governance Committee will consider all shareholder recommendations for director nominees. Shareholders who wish to submit their recommendations for director candidates may do so by mailing their recommendations in writing to the Nominating and Corporate Governance Committee in care of the Corporate Secretary, JMAR Technologies, Inc., 10905 Technology Place, San Diego, California 92127.
Evaluating Nominees
Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees obtained from other sources. In assessing each potential candidate, the Nominating and Corporate Governance Committee will review the nominees’ relevant business and industry experience; independence from management; judgment, skill, integrity and reputation; potential conflicts of interest; the current composition of the Board and such other factors as the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities. Prior to the nomination of the director nominees on April 30, 2006, no shareholder recommendations for director nominees had been received by the Company.
The Nominating and Corporate Governance Committee may use the services of a third-party executive search firm from time to time to assist it in identifying and evaluating possible nominees for director.
Director Compensation
Directors who are not salaried employees of the Company (“Non-Employee Directors”) are paid 1) a quarterly retainer of $3,000, with one-half of this amount paid in shares of Common Stock; 2) $2,000 for each regular Board of Director’s meeting, with one-half of the fee paid in shares of Common Stock; 3) $500 for each telephonic Board Meeting; and 4) $500 for each formal Committee meeting.
All directors are eligible to receive option grants under the Company’s shareholder-approved 1999 Stock Option Plan on the same basis as key employees of the Company. If the Company’s 2006 Equity Incentive Plan is approved by the shareholders, all directors will be eligible to receive equity-based awards under that plan on the same basis as key employees of the Company. Grants to directors from these plans will be made by the Board’s Compensation Committee on a case-by-case basis on such terms as the Committee in its discretion may decide. The Compensation Committee’s policy has been to make an annual grant of options to the directors at the time of the Annual Shareholders Meeting. The Compensation Committee’s policy is to grant options with an exercise price equal to the fair market value of the stock. In June 2005, the Company granted options to purchase 10,000 shares of Common Stock to each of the directors then serving, including salaried employee directors, with an exercise price of $1.21 per share.
The Chairman of the Board (Mr. Dickinson) is paid a fee of $2,000 per month for his services as Chairman of the Board. In recognition of the significant responsibilities of the Audit Committee Chairman, the Audit Committee Chairman (Mr. O’Sullivan) is paid a fee of $4,000 per month. Also, the Chairman of the Nominating and Corporate Governance Committee (Mr. Ressler) receives a fee of $1,000 for meetings of that Committee.
Directors are also reimbursed for their travel, lodging and food expense incurred when attending Board and Committee meetings.
Section 16(a) Beneficial Ownership Reporting Compliance
Executive officers, directors and certain persons who own more than ten percent of the Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934 to promptly file a Form 4 with the SEC reporting any changes in ownership of Common Stock and to furnish us with copies of such reports. Copies of these reports are available on the SEC’s website at www.sec.gov and on the Company’s website at www.jmar.com. Any transactions not reported currently on a Form 4 must be reported on a Form 5 filed on an annual basis.
We have received written representations from each reporting person who did not file a Form 5 annual report that no Form 5 was due. Based on our review of the filed reports and these representations, we believe that all required Section 16(a) reports were timely filed in 2005, except for the following: 1) an amendment filed on February 9, 2006 to a Form 4 originally filed on June 22, 2005 by Dr. Blackman to report the automatic grant of a reload option to purchase 2,128 shares received by Dr. Blackman on June 20, 2005 in connection with a previously reported option exercise; 2) an amended Form 4 for Dr. Blackman filed on June 28, 2005 to correct the total of other options held by Dr. Blackman from 80,250 to 82,750 reported in a filing timely made on June 22, 2005; 3) an amended Form 4 for Mr. Dickinson filed on July 5, 2005 to correct the transaction date for the issuance of director shares reported in a timely filing made on June 28, 2005; and 4) two amended Form 4’s for Dr. Beer filed on April 19, 2006 to correctly state the transaction code as an acquisition for the receipt of 870 shares reported in a timely filing made on December 13, 2005 and 870 shares reported in a timely filing made on February 22, 2006.

REPORT OF THE AUDIT COMMITTEE
THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER JMAR FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT JMAR SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.
The Audit Committee reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on those consolidated financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews, evaluates, and discusses with the Company’s management, internal accounting and financial personnel, and with the independent auditors the following:
▪	the audited consolidated financial statements for the fiscal year ended December 31, 2005;

▪	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

▪	changes in the Company’s accounting principles;

▪	significant developments or changes in accounting rules applicable to the Company; and

▪	the adequacy of the Company’s internal controls and accounting and financial personnel.
The Audit Committee also reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2005 and the matters required by Statement on Auditing Standard No. 61 (Communication with Audit Committees) with Grant Thornton LLP, the Company’s independent auditors in connection with such audited financial statements. SAS No. 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:
▪	methods to account for significant unusual transactions;

▪	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

▪	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

▪	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.
The Company’s independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually, in writing, all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditor’s provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.
Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
The Audit Committee Charter also provides that the Audit Committee is responsible for selecting, evaluating, appointing and replacing the independent auditors. In performing that duty, the Audit Committee selected Singer Lewak Greenbaum & Goldstein LLP, to serve as JMAR’s independent auditors for 2006, subject to ratification by the Company’s shareholders.

AUDIT COMMITTEE:
/s/	Edward P. O’Sullivan II, Chairman
Vernon H. Blackman
C. Neil Beer (member until April 12, 2006) J. Paul Gilman (appointed a member on April 12, 2006)

AUDIT AND NON-AUDIT FEES
The following is a description of the fees billed by Grant Thornton LLP for the fiscal years ended December 31, 2005 and 2004:
Audit Fees
Grant Thornton LLP billed the Company an aggregate of $342,171 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the year ended December 31, 2005, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 and the issuance of consents for registration statements. Grant Thornton LLP billed the Company an aggregate of $285,734 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the year ended December 31, 2004, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and the issuance of consents for registration statements.
Audit-Related Fees
Fees for audit-related services billed by Grant Thornton LLP totaled $30,046 in 2004 and none in 2005. Audit-related services in 2004 were for services related to documenting governance and information technology controls and review of agreements.
Tax Fees
Fees for tax services billed by Grant Thornton LLP, including tax compliance and tax consultation, totaled $47,196 in 2005 and $48,600 in 2004. The Audit Committee has considered these tax services and has concluded that the provision of these services was compatible with maintaining the principal accountant’s independence.
All Other Fees
There were no billings from Grant Thornton LLP for 2005 and 2004 for other products or services.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee is required to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other non-audit services not otherwise prohibited. Under this policy, unless a type of service to be provided by the auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any pre-approved services exceeding pre-approved cost levels also will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
Under this policy, general pre-approval may be given for work associated with registration statements under the Securities Act of 1933 (for example, consents); due-diligence work for potential acquisitions or disposals; attest services not required by statute or regulation; adoption of new accounting pronouncements or auditing and disclosure requirements and accounting or regulatory consultations; internal control reviews and assistance with internal control reporting requirements; review of information systems security and controls; tax compliance, tax planning and related tax services (excluding any tax service prohibited by regulatory or other oversight authorities; expatriate and other individual tax services); and assistance and consultation on questions raised by regulatory agencies. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent auditor’s independence.
CHANGE IN CERTIFYING ACCOUNTANTS
On April 13, 2006, the Company’s Audit Committee dismissed Grant Thornton LLP (Grant Thornton) as the Company’s independent registered public accounting firm and engaged Singer Lewak Greenbaum & Goldstein LLP (Singer Lewak) to serve as the Company’s independent registered public accounting firm for fiscal year 2006, effective immediately. The decision to change firms was based on service and cost considerations.
Grant Thornton’s reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s two most recent fiscal years ended December 31, 2005 and for the interim period up through April 13, 2006, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. In addition, there were no reportable events as described in Item 304 (a)(1)(v) of Registration S-K.
We requested that Grant Thornton furnish a letter to the SEC stating whether or not Grant Thornton agreed with certain of the above statements. A copy of such letter stating their agreement with the above statements was contained as an exhibit to Form 8-K/A filed with the Commission on April 26, 2006.
During the two years ended December 31, 2005 and from December 31, 2005 through the engagement of Singer Lewak as the Company’s independent accountant, neither the Company nor anyone on its behalf has consulted Singer Lewak with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement with Grant Thornton on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of the Regulation S-K promulgated by the SEC.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF AUDITORS
The Audit Committee has selected Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of its independent auditors for ratification by the shareholders at the Annual Meeting. Singer Lewak Greenbaum & Goldstein LLP has served as our auditors since April 13, 2006. Prior to that date, Grant Thornton LLP served as the Company’s auditors. The Company does not expect representatives of Singer Lewak Greenbaum & Goldstein LLP to be present at the Annual Meeting.
Shareholder ratification of the selection of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Singer Lewak Greenbaum & Goldstein LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Vote Required for Approval
Ratification of the Company’s selection of Singer Lewak Greenbaum & Goldstein LLP as the Company’s auditors for 2006 will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting. Abstentions are counted in determining the number of shares present at the meeting and will have the effect of a negative vote.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP.

PROPOSAL 3
APPROVE THE COMPANY’S 2006 EQUITY INCENTIVE PLAN
In 1999, the Company’s shareholder’s approved the JMAR Technologies, Inc. 1999 Stock Option Plan (the “1999 Plan”). The grant of stock options in connection with the hiring of key new employees, together with the customary awards to existing employees, has resulted in the grant of substantially all of the remaining options under the 1999 Plan.
The Board of Directors of the Company believes that one of the keys to the Company’s future success will be its ability to continue to develop and introduce into the market new products. In order to do this, the Company will need to continue to recruit and hire talented employees. The Board of Directors believes that the Company’s ability to grant to its employees equity-based compensation awards plays a critical role in the ability of the Company to attract and retain these key employees by affording them an opportunity to acquire a proprietary interest in the Company. The Board also believes that the grant of equity-based compensation awards to its current employees encourages greater stock ownership which serves to further align the interests of the Company’s employees with the interests of the Company’s shareholders.
In furtherance of these goals, the Board of Directors has adopted, subject to shareholder approval, the JMAR Technologies, Inc. 2006 Equity Compensation Plan (the “Equity Plan”) which authorizes the granting of equity-based compensation awards to purchase a maximum of 2,000,000 shares of the Company’s Common Stock to employees, directors and consultants (including those who are also officers and directors) of the Company and its subsidiaries. The principal terms of the Equity Plan are summarized below, but shareholders are urged to read the full text of the Equity Plan which is attached as Appendix A to this Proxy Statement.
Summary of the Stock Plan
The following is a summary of certain important features of the Equity Plan, the full text of which is set forth as Appendix A to this Proxy Statement.
Purpose. The purpose of the Equity Plan is to promote the long-term growth and success of the Company by (1) enabling the Company to compete successfully in attracting and retaining employees, directors (and certain consultants and advisors) of outstanding ability, (2) stimulating the efforts of these persons to achieve the Company’s objectives and (3) encouraging the alignment of their interests with those of the Company’s shareholders.
Shares Available. Subject to adjustment for changes in capitalization, the maximum number of shares of Common Stock which are authorized under the Equity Plan is 2,000,000. Any shares unissued or undelivered pursuant to awards which expire, terminate or are forfeited may be re-used for future grants under the Equity Plan.
Administration. The Equity Plan is required to be administered by a committee (the “Committee”) of two or more directors, each of whom is a “non-employee” director under Securities and Exchange Commission Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). The Equity Plan is administered by the Board’s Compensation Committee, all of the members of which satisfy these criteria. The Committee may delegate its authority to one or more executive officers of the Company; however, only the Committee may grant awards to executive officers of the Company and determine the terms and conditions of those awards. References to the Committee throughout this summary include any executive officer who has been delegated authority by the Committee, except where such references relate to awards to executive officers of the Company.
Eligibility. Employees (including officers and persons who have accepted offers of employment from the Company or a subsidiary), directors, and certain advisors and consultants to the Company and its subsidiaries are eligible to be selected to participate in the Equity Plan. There is no limit to the number of participants in the Equity Plan and participation is based on selection by the Committee.
Duration of the Stock Plan. The Equity Plan will continue in effect until terminated by the Board; however, no Incentive Stock Options may be granted under the Equity Plan after June 23, 2016.

Types of Awards. The Equity Plan provides for the grant of the following types of awards: (1) stock options, including Incentive Stock Options, Non-Qualified Stock Options and Replacement Options; (2) SARs; and (3) stock awards, including restricted and unrestricted awards of stock. Awards may be granted singly, in combination or in tandem, as determined by the Committee. Except to the extent provided by law, awards generally are non-transferable. However, the Committee may provide at the time of grant that a participant may transfer a Non-Qualified Stock Option, SAR or restricted stock award to members of his or her immediate family for no consideration.
Stock Options. Options to purchase shares of the Company’s Common Stock permit the holder to purchase a fixed number of shares at a fixed price. At the time a stock option is granted, the Committee determines the number of shares subject to the option, the term of the option (up to 10 years), the vesting (when the option becomes exercisable), the price per share of stock that a participant must pay to exercise the option and any other terms and conditions of the option. The exercise price of options granted under the Equity Plan will be determined by the Board but, in the case of Incentive Stock Options, shall not be less than the fair market value per share of Common Stock on the date of grant. Incentive Stock Options may only be granted to employees of the Company and its subsidiaries and must otherwise comply with the requirements of Section 422 of the Code.
For the purposes hereof, fair market value shall be defined as follows: (i) in case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the average of the closing selling prices at which shares of the Common Stock were traded on such recognized securities exchange for the 5 days prior to the Date of Grant or, if the Common Stock was not traded on said date, upon the basis of the average of the closing selling prices for the 5 days prior to the nearest date preceding the Date of Grant or (ii) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the average between the closing bid and asked quotations for such stock (or the closing selling price for such stock, if applicable) for the 5 days prior to the Date of Grant (as reported by a newspaper of general circulation or a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations (or reported closing selling price) on the Date of Grant, then upon the basis of the average between the closing bid and asked quotations (or the closing selling price, as the case may be), for the 5 days prior to the nearest date preceding the Date of Grant.
The exercise price of a stock option may be paid by a participant in cash or, in whole or part, in shares of Common Stock owned by the participant for at least six months. Subject to restrictions of applicable law, a participant may elect to pay an option’s exercise price by authorizing a broker to sell all or a portion of the shares to be issued upon exercise and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding amounts.
When an option is granted, the Committee will include a right to acquire a Replacement Option if, while still employed, the employee exercises the option and uses then-owned Common Stock to pay the exercise price. A Replacement Option grants the participant the right to purchase, at the fair market value as of the date of exercise of the original option, a number of shares of Common Stock not to exceed the number of shares used by the participant (1) to pay the exercise price and (2) to satisfy applicable withholding taxes on the transaction. A Replacement Option may not become exercisable earlier than one year following the date of grant.
Stock Appreciation Rights. A SAR is a right to receive payment, in cash, shares of Common Stock or a combination of the two, equal to the excess of (1) the fair market value of a share of Common Stock on the date of exercise over (2) the price per share of Common Stock established in connection with the grant of the SAR (the “reference price”), which must be at least 100% of the Common Stock’s fair market value on the date of grant. A SAR is exercisable as provided by the Committee and may have a term no longer than 10 years from its date of grant.
Stock Awards. Stock awards are grants of shares of Common Stock which may be restricted (i.e., subject to a service-based vesting restriction, holding period restriction or other conditions before ownership vests or before shares are required to be issued) or unrestricted. The Committee determines the amounts, terms and conditions of the awards, including the price to be paid, if any, for restricted awards and contingencies related to the attainment of specified performance goals or continued employment or service. Participants receiving restricted stock awards that provide for the issuance of shares upon vesting are not entitled to dividend or voting rights on the shares before they are issued.

Performance-Based Compensation. Under Code Section 162(m), an income tax deduction generally is not available to a public corporation for annual compensation in excess of $1 million paid to the chief executive officer and any of the other four most highly compensated executive officers unless the compensation is “performance-based.” Stock options and SARs are “performance-based” if their exercise or reference prices are equal to at least 100% of the Common Stock’s fair market value at the time of grant. To be “qualified performance-based compensation” within the meaning of Section 162(m), other awards under the Equity Plan must be conditioned on the achievement of one or more objective performance goals. The Equity Plan provides that the performance goals set by the Committee for these awards must be based on any one or more of the following performance measures, as selected by the Committee and applied to the Company as a whole or to individual units, and measured either absolutely or relative to a designated group of comparable companies: (i) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (ii) appreciation in the fair market value, book value or other measure of value of the Common Stock; (iii) cash flow; (iv) earnings (including earnings per share); (v) return on equity; (vi) return on investment; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) revenue; (xi) income (including net income); (xii) operating income (including net operating income); (xiii) operating profit (including net operating profit); (xiv) operating margin; (xv) return on operating revenue; and (xvi) market share. In addition to performance awards that are qualified performance-based compensation under Section 162(m), the Committee may grant performance awards that are not intended to be so qualified. Such awards may be conditioned on such other performance goals, factors and criteria as the Committee determines.
Other Terms of Awards. The Committee may establish other terms, conditions or limitations of an award, so long as they are not inconsistent with the Equity Plan. Awards under the Equity Plan may vest early or be forfeited in certain circumstances. Except as provided by the Committee, an outstanding award will be forfeited upon termination of employment for cause (as defined in the Equity Plan) or if, following a termination of employment for any other reason, the participant engages in any act which would have warranted termination for cause. Unless the Committee determines otherwise at the time of grant, in the event of death, disability or retirement, awards that are not vested at the date of termination will be forfeited and stock options and SARs which are vested at the date of termination will be exercisable (a) for one year after the termination of employment or service or (b) until the expiration of the original term of the awards, whichever period is shorter. Except as set forth under “Change in Control, Merger or Sale” below, in the event of termination of employment or service for any other reason (unless the Committee determines otherwise at the time of grant), awards that are not vested at the date of termination will be forfeited and options and SARs that are vested at the date of termination must be exercised within 60 days after the date of termination (or the expiration of the award, if sooner) or they also will be forfeited. If, however, the participant dies during this 60 day period, the award will remain exercisable for one year from the date of death, unless it expires earlier.
Deferrals. The issuance or delivery of shares or cash pursuant to the exercise of an option or SAR may be deferred beyond exercise. With respect to restricted and unrestricted stock awards, the issuance or delivery of shares pursuant to such awards may be delayed or deferred for such periods and upon such terms and conditions as the Committee and participant determine, but not in contravention of Section 409A of the Code. Section 409A, enacted in 2004, and its implementing regulations impose new rules related to deferred compensation arrangements.
Repricing, Exchange and Repurchase of Awards. Without shareholder approval and the consent of each affected participant, the Equity Plan does not permit (i) any decrease in the exercise price, reference price or other purchase price of an award or any other decrease in the pricing of an outstanding award, (ii) the issuance of any substitute option or SAR with a lower exercise price or reference price than that of an existing option or SAR which is forfeited or cancelled in exchange for the substitute option or SAR, or (iii) the repurchase by the Company of any option or SAR with an exercise price or reference price above fair market value at the time of such repurchase.
Change in Control, Merger or Sale. Except as otherwise provided by the Committee at the time of grant, in the event of a Change in Control, all awards outstanding on the date of the Change in Control (other than those subject to unsatisfied performance criteria) will become fully vested. If an employee’s employment is terminated by the Company or a subsidiary for any reason other than cause within one year after a Change in Control, all vested stock options and SARs held by the employee upon termination of employment will be exercisable for one year or until expiration of the original term of the award, whichever period is shorter.

A Change in Control occurs when: (1) a person or group (other than an underwriter temporarily holding securities, or the Company) acquires beneficial ownership of 30% or more of the voting power of the Company’s voting securities; or (2) immediately after any merger or consolidation of the Company, or sale of all or substantially all of its assets, in which outstanding awards are assumed by the surviving or acquiring entity, the voting securities of the Company that were outstanding immediately before the transaction represent less than 50% of the voting power of the surviving or acquiring entity.
If a merger, consolidation or sale of all or substantially all of the Company’s assets is proposed and provision is not made for the surviving entity to assume outstanding stock awards, or in the event of a proposal to dissolve or liquidate the Company, all awards (other than awards containing unsatisfied performance criteria) will become 100% vested. Holders of stock options and SARs will be provided the opportunity to exercise their awards conditioned on the transaction actually occurring and will be allowed to defer payment of the exercise price until after the closing of the transaction. Stock options and SARs not exercised prior to completion of the transaction will terminate. If the transaction is not completed, the conditional exercises, and the accelerated vesting of any award, will be annulled.
Termination and Amendment. The Board may amend the Equity Plan at any time but may not adopt any amendment which would impair the rights of a participant with respect to awards granted prior to the amendment without his or her consent. In addition, no amendment may be made without shareholder approval if such amendment would increase the maximum number of shares available for awards under the Equity Plan or increase the maximum number of shares which may be awarded to any individual, or if such approval is required pursuant to applicable requirements of the Code, the Securities Exchange Act of 1934 or the listing requirements of any stock exchange on which the Common Stock is traded.
Federal Tax Treatment. The following is a brief summary of the principal U.S. federal income tax consequences generally arising with respect to transactions involving awards under the Equity Plan, based on current U.S. federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences or the tax consequences that result in the case of transactions involving awards to employees of non-U.S. subsidiaries of the Company or non-U.S. employees of the Company or any subsidiary, which may be substantially different.
Non-Qualified Stock Options. Generally, a participant will not recognize taxable income on the grant of a Non-Qualified Stock Option, but upon the exercise of a Non-Qualified Stock Option a participant will recognize ordinary income in an amount equal to the difference between the option cost (the number of shares purchased multiplied by the exercise price per share) and the fair market value of the shares received on the date of exercise. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a corresponding tax deduction on the exercise date equal to the amount of the ordinary income recognized by the participant.
Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss.
Incentive Stock Options. A participant who is granted an Incentive Stock Option does not realize any taxable income at the time of the grant. If the participant exercises an Incentive Stock Option and does not dispose of the shares acquired before the later of (a) two years after the date of grant, or (b) one year after the date of exercise of the option, the participant will be entitled to treat any gain or loss realized on a subsequent disposition of the shares as a long-term capital gain or loss (instead of ordinary income), and the Company will not be entitled to a deduction by reason of the grant or exercise of the Incentive Stock Option. In this case, the amount of the participant’s gain or loss upon the subsequent disposition will be equal to the difference between the amount realized on the disposition and the participant’s basis in the shares acquired. On the other hand, if the participant sells or otherwise disposes of the shares acquired upon exercise before the lapse of either required minimum holding period, such “disqualifying disposition” will result in the participant recognizing ordinary income at the time of the sale or disposition equal to the lesser of (1) the excess of the fair market value of the shares acquired on the date of exercise over the exercise price, or (2) the excess, if any, of the amount realized upon the disqualifying disposition of the shares over the exercise price. Additionally, the exercise of an Incentive Stock Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a corresponding deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.
Stock Appreciation Rights. The Equity Plan provides that only SARs with a reference price equal to the fair market value of Common Stock on the date of grant may be granted to participants. Generally, the grant of a SAR produces no U.S. federal tax consequences for the participant, but the exercise of a SAR results in the recognition of ordinary income by the participant in an amount equal to the difference between the amount, if any, paid by the participant in connection with the exercise of the SAR and the fair market value of the shares received from the exercise of the SAR as of the date of exercise. The participant’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, upon the exercise of a SAR, the Company will ordinarily be entitled to a corresponding tax deduction on the exercise date equal to the amount of the ordinary income recognized by the participant.
Restricted Stock Issued Upon Grant. A participant who is granted an award of restricted shares of Common Stock generally does not recognize taxable income at the time of the grant, and the Company is not entitled to a tax deduction at that time, unless the participant elects to be taxed at the time of the award by making an election under Section 83(b) of the Code within 30 days of the grant date. When the restrictions applicable to the shares lapse, the participant recognizes ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares and, except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.
Unless a participant makes a Section 83(b) election, dividends paid to a participant on vested and issued restricted shares of Common Stock will be taxable to the participant as ordinary income and, except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will be entitled to a deduction for dividends paid on restricted shares of Common Stock. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income, which is subject to the same rate as capital gains income.
Restricted Stock Issued Upon Vesting. A participant who is granted an award of restricted shares that are delivered upon the lapsing of restrictions set forth in the award generally will not recognize taxable income on the grant of the award until the unrestricted shares are delivered. The amount of this ordinary income will be the fair market value of the shares of Common Stock on the date of delivery. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.
If the shares delivered upon vesting are subject to a substantial risk of forfeiture, such award of restricted shares is treated for federal income tax purposes in substantially the same manner as Restricted Stock Issued Upon Grant described above.
Unrestricted Stock. The grant of an award of unrestricted Common Stock has immediate tax consequences for both the participant and the Company. The participant will recognize ordinary income on the grant of unrestricted stock in an amount equal to the then fair market value of the Common Stock awarded less any amount paid for the shares, and, except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.
Withholding. The Company and each subsidiary that participates in the Equity Plan retain the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the Equity Plan.
Certain Limitations on Deductibility of Executive Compensation. As described under “Performance-Based Compensation,” Code Section 162(m) limits the Company’s deduction for compensation paid to certain executive officers. The Equity Plan is designed so that stock options and SARs qualify for this exemption, and it permits the Committee to grant other awards designed to qualify for this exemption.

The accelerated vesting of awards under the Equity Plan upon a Change in Control of the Company could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. The Company would not be able to deduct the excess parachute payments made to a participant.
Vote Required to Approve the 2006 Equity Incentive Plan
The affirmative vote of the holders of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the meeting is required to approve the 2006 Equity Incentive Plan.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN.

EXECUTIVE OFFICERS OF THE COMPANY
The executive officers of the Company are as follows:

Name	Age	Position
C. Neil Beer	71	President and Chief Executive Officer
Dennis E. Valentine	50	Vice President Finance, Chief Financial Officer, Chief Administrative Officer and Secretary
John P. Ricardi	53	Vice President, Sensor Products Group
Scott H. Bloom	44	Vice President; General Manager of Research Division
Douglas Cheng	59	Vice President of Operations, Vermont Operations
Robert A. Selzer	65	Sr. V.P. of Technology, Vermont Operations
Ulf Westblom	45	Vice President Marketing, Photonics Products
Officers of the Company are elected annually by the Board of Directors and hold office until their successors are duly elected and qualified.
C. NEIL BEER, Ph.D. – The background and experience of Dr. Beer, President and Chief Executive Officer, is set forth above in “Election of Directors – Nominees”.
DENNIS E. VALENTINE has been the Vice President-Finance of the Company since August 1990, Chief Financial Officer and Chief Administrative Officer since March 1991 and was Secretary from January 1992 until August 2000 and from July, 2005 to the present. Prior to joining the Company, Mr. Valentine had over ten years of financial and management experience with Arthur Andersen LLP. His experience there included extensive work with public companies and consultation regarding mergers and acquisitions. He was the manager in-charge of the local office merger and acquisition program and was on the Board of Advisors of the Orange County Venture Forum. Mr. Valentine received a Bachelor of Science degree in Business from the University of Southern California in 1978. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.
JOHN P. RICARDI joined the Company as Vice President of Business Development in February 2003 and was appointed Vice President, Sensor Products in November, 2004. From February 2002 until January 2003, Mr. Ricardi served as President and Chief Executive Officer of Ntec Systems Corporation, an emerging Canadian semiconductor equipment company where, within one year, he raised sufficient capital to interest other Canadian investors and began alliance discussions with key industry leaders. From January 2000 until January 2002, he served as President and CEO of Advanced Laser and Fusion Technology, Inc., where he was instrumental in the effort to convert the company from a research and development operation to a commercial corporation. From 1997 through 1999, Mr. Ricardi served as Vice President of Corporate Development for JMAR Technologies, Inc. and as Senior Vice President of Sales and Marketing of JMAR’s Precision Systems operation in Chatsworth, California. Prior to JMAR, he held senior sales and marketing positions with the Imaging Systems Division of Datron Advanced Technologies, a California-based manufacturer of advanced satellite communications products; Airpax Corporation (now a division of Siemens AG), which manufactures a range of electronic products for commercial and military applications; and Texas Instruments, Inc. Mr. Ricardi holds Bachelors and Masters degrees in Electrical Engineering from Northeastern University in Boston, Massachusetts.
SCOTT H. BLOOM, Ph.D. joined JMAR as the General Manager of the Research Division in March 2003 and was elected Vice President of the Company in June, 2004. Prior to joining the Company, he served as the Chief Technical Officer of AirFiber, Inc., a developer of high-bandwidth wireless communication systems that he founded in 1998. Prior to that, Dr. Bloom served as Vice President, Commercial Business Development for AstroTerra Corporation, a developer of free space optics equipment. While there, he was responsible for both commercial and government new business development, and he initiated a partnership with Lucent Technologies that was instrumental in advancing the organization toward the goal of product commercialization. Dr. Bloom also has held senior management positions with Trex Communications Corporation, where he led research and development work on laser communications products and systems for terrestrial, air, and space applications, and for ThermoTrex Corporation, where he directed R&D in the areas of laser communications, atomic line filters, diamond electronics, and laser based wind speed sensors. Dr. Bloom holds a Bachelor of Science degree from the California Institute of Technology, a Masters of Business Administration from the University of California, Los Angeles, and a Doctorate degree in Physics from Tufts University in Condensed Matter Physics.
DOUGLAS CHENG joined JMAR as Vice President of Operations for JMAR’s Vermont Operations in October, 2004. From July 2001 to October 2004, Mr. Cheng was managing his personal investments. Mr. Cheng brings to JMAR his previous experience in key management and engineering roles at Phillips Automotive Electronics, where he rose to the position of general manager, assuming responsibility for operations, engineering and finance, and a 14-year tenure at General Electric that encompassed several progressive manufacturing management and engineering positions. More recently, from June 1999 to July 2001, Mr. Cheng served as Plant Manager of Dynapower Corporation, where he oversaw manufacturing, production planning and product testing of the company’s industrial and research oriented products. Doug holds an engineering degree from the University of Vermont.
ROBERT A. SELZER is the Senior VP of Technology at JMAR’s Vermont Operations. He has been with JMAR since August, 2001 and prior to that time with the Vermont Operations predecessor (SAL, Inc.) since its founding in 1994. Prior to SAL, Inc., Mr. Selzer was Senior X-ray Product Manager for Karl Suss America, a post he held since November 1991. As the Director of Advanced Programs from September 1985 to October 1991 he was responsible for the design and building of advanced technology equipment at pioneer optical stepper developer, GCA Corporation of Andover, Massachusetts. In this role, he was responsible for delivery of the first commercial DUV optical steppers to IBM in 1987, and to Texas Instruments in 1988. From 1965 to 1985 he was employed as an R&D program manager and scientist with the U.S. Army. From 1980 to 1985 he was the U.S. Army Program Manager for the $1.2 billion VHSIC (Very High Speed Integrated Circuits) Program at the Department of Defense. He was also project manager for several high priority U.S. Army weapons and EW programs during the Vietnam era, as well as serving in the military for 15 months from January 1968 to March 1969. During his military service, Mr. Selzer was awarded the Legion of Merit, Bronze Star, Two Air Medals, Vietnamese Cross of Gallantry and the Combat Infantryman’s Badge. Mr. Selzer holds a Master’s degree in Computer Science and a Bachelor’s Degree in Physics from Columbia University and City College of New York, respectively. He currently holds three U.S. patents.
ULF G. WESTBLOM, Ph.D. joined the Company in July 2005 as Vice President of Marketing, Photonics Products. Prior to joining the Company, Ulf served as Director of Strategic Marketing and, before that as Director of Key Accounts, at Cymer, a supplier of advanced excimer laser technology to the semiconductor industry. Prior to that, he held various positions in marketing and engineering at Coherent Laser Group, the world’s largest provider of laser products. Ulf has a Ph.D. in Physics from the Lund Institute of Technology in Sweden and a Master of Business Administration from Haas School of Business at Berkeley.

EXECUTIVE COMPENSATION
The following Table sets forth the annual and long-term compensation for services in all capacities to the Company during each of the last three fiscal years for the Company’s Chief Executive Officer and the other four most highly compensated individuals serving as executive officers as of December 31, 2005 whose compensation (salary and bonus) exceeded $100,000. These five individuals are referred to in the Proxy Statement as the “Named Officers.”
Summary Compensation Table

				Long-Term
				Compensation
		Annual Compensation (1)(3)		Awards (2)
Name and Principal		Salary	Bonus	Shares Underlying	Other
Position	Year	($)	($)	Options (#)	Compensation ($)
Ronald A. Walrod (4)	2005	280,379	0	110,000	0
Former President and	2004	270,673	15,000	10,000	0
Chief Executive Officer	2003	250,000	0	260,000	0

Dennis E. Valentine	2005	173,176	10,425	50,000	0
V.P. Finance and	2004	168,558	10,200	0	0
Chief Financial Officer	2003	155,615	10,000	0	0

John P. Ricardi (5)	2005	163,178	6,745	50,000	0
Vice President,	2004	158,269	11,200	0	0
Sensor Products	2003	126,384	0	50,000	0

Scott H. Bloom, Ph.D.(6)	2005	176,178	7,070	50,000	0
Vice President;	2004	162,045	6,920	10,000	0
General Manager of	2003	115,384	0	50,000	0
Research Division

Larry R. Johnson (7)	2005	152,693	0	20,000	0
General Manager of	2004	147,699	0	0	0
Microelectronics Division	2003	132,688	0	15,000	0

(1)	Excludes perquisites and other personal benefits, the aggregate annual amount of which for each Named Officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)	Represents the grant of options. The Company did not grant any restricted stock or stock appreciation rights or make any long term incentive plan payments during the fiscal years ended December 31, 2005, 2004 and 2003.

(3)	Includes bonus payments earned by the Named Officers in the year indicated for services rendered in such year, but which were paid in the following year.

(4)	Mr. Walrod ceased being an employee in April, 2006.

(5)	Compensation for 2003 is for 11 months.

(6)	Compensation for 2003 is for 10 months.

(7)	Mr. Johnson ceased being an employee in March, 2006.
Option Grants in the Last Fiscal Year
The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2005 to each of the Named Officers. Pursuant to Securities and Exchange Commission rules, the table also shows the value of the options at the end of the terms if the stock price were to appreciate annually by 5% and 10%, respectively. The assumed values may not reflect actual value at the times indicated.

			Percentage
			of Total
	Shares		Options			Potential Realizable
	Underlying		Granted to			Value at Assumed
	Options		Employees	Exercise		Annual Rates of Stock
	Granted		in Fiscal	Price Per	Expiration	Price Appreciation for
Name	(1)(6)		Year	Share	Date (2)	Option Term
						5%	10%
Ronald A. Walrod	100,000	(5)	17.62%	$1.41	(3)	$89,000	$225,000
	10,000	(4)	1.76%	$1.21	(3)	$8,600	$22,400
Dennis E. Valentine	50,000	(5)	8.81%	$1.41	February 11, 2015	$44,500	$112,500
John P. Ricardi	50,000	(5)	8.81%	$1.41	February 11, 2015	$44,500	$112,500
Scott H. Bloom	50,000	(5)	8.81%	$1.41	February 11, 2015	$44,500	$112,500
Larry R. Johnson	20,000	(5)	3.52%	$1.40	(3)	$17,600	$44,600

(1)	All such options were granted under the Company’s 1999 Stock Option Plan (“Options”). The exercise price of the options reported above was equal to the fair market value of the Company’s Common Stock at the date of grant. The terms of each such option are determined by the Compensation Committee of the Board of Directors. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(2)	Options which are unvested at the time of termination of optionee’s employment expire at that time. Vested options also expire if not exercised within 60 days after termination of optionee’s employment or one year following death of optionee if not exercised by optionee’s personal representative. Vested options issued to directors expire one year following resignation as a director.

(3)	As a result of the termination of Mr. Walrod’s employment and his resignation as a director on April 12, 2006, 66,667 of the 100,000 options granted on February 11, 2005 and all of the 10,000 options granted on June 24, 2005 terminated on April 12, 2006 and 33,333 of the 100,000 option grant will terminate if not exercised on June 11, 2006. As a result of the termination of Mr. Johnson’s employment on March 30, 2006, 13,333 of the 20,000 options granted on March 1, 2005 terminated on March 30, 2006 and 6,667 of the 20,000 options will terminate if not exercised on May 29, 2006.

(4)	These options are non-qualified options issued to Mr. Walrod for his services as a director and are exercisable in increments of one-third each for the first three years after the date of grant.

(5)	These options are incentive stock options and are exercisable in increments of one-third each for the first three years after the date of grant.

(6)	These options contain a Reload Option feature whereby if the optionee exercises the option in whole or in part using shares of Common Stock owned by the optionee for at least six months, the Company shall grant to the optionee a new option to purchase that number of shares equal to the shares transferred to the Company in payment of the exercise price of the option. In addition, if the optionee exercises the option in whole or in part with cash, the Company shall grant to the optionee a new option to purchase that number of shares equal to the amount of cash paid divided by the market value of the Common Stock on the date of exercise. In both cases, these Reload Options will have an exercise price equal to the market price on the date of grant of the Reload Option and are not exercisable until one year following the date of grant.
Aggregated Option Exercises in Last Fiscal Year and Year End Option Values
The following table sets forth for each of the Named Officers (i) the shares acquired and the value realized on each exercise of stock options, if any, by said officers during the fiscal year ended December 31, 2005; (ii) the number of shares of common stock underlying employment-related options outstanding at December 31, 2005; and (iii) the value of such options which are “in-the-money”:

				Value of
			Shares Underlying	Unexercised
			Unexercised	In-the-Money
	Shares		Options at	Options at
	Acquired		December 31, 2005	December 31, 2005 (1)
	on	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable
Ronald A. Walrod (2)	0	$0	686,666/203,334	$50,000/$25,000
Dennis E. Valentine	0	0	152,210/76,160	$0/$0
John P. Ricardi	0	0	33,333/66,667	$6,000/$3,000
Scott H. Bloom	0	0	36,666/73,334	$10,000/$5,000
Larry R. Johnson (2)	0	0	16,201/25,000	$3,000/$1,500

(1)	Options are “in-the-money” if the fair market value of the underlying common stock exceeds the exercise price of the option at December 31, 2005. The fair market value of a share of common stock at December 31, 2005 was $1.20 per share as quoted on the NASDAQ Stock Market at the close of trading.

(2)	As a result of the termination of Mr. Walrod’s employment and his resignation as a director on April 12, 2006, 86,668 options terminated on April 12, 2006 and 803,332 options will terminate, if not exercised, on June 11, 2006. As a result of the termination of Mr. Johnson’s employment on March 30, 2006, 18,333 options terminated on March 30, 2006 and 22,868 options will terminate, if not exercised, on May 29, 2006
Defined Benefit or Actuarial Plans
The Company has no defined benefit pension or actuarial plans under which its executive officers participate.
Other Non-Equity Compensation Plans
In August, 2004, the Compensation Committee of the Board of Directors approved the Company’s “Balanced Scorecard” bonus plan (“BSC”) pursuant to which all of the Company’s exempt employees, including each of the executive officers, are eligible to receive a bonus equal to up to 10% of such person’s base salary contingent upon the satisfaction of certain agreed-upon performance criteria. In February 2005, the Compensation Committee approved an amendment to the BSC to provide for the award of up to 12% of base salaries to the Company’s executive officers. Pursuant to the BSC for 2005, the following Named Officers earned bonuses which were paid in 2006: Valentine ($10,425), Ricardi ($6,745) and Bloom ($7,070). Pursuant to the BSC for

2004, the following Named Officers earned bonuses which were paid in 2005: Walrod ($15,000), Valentine ($10,200), Ricardi ($11,200) and Bloom ($6,920).
Employment Agreements
Pursuant to an Employment Agreement with Ronald A. Walrod, the Company hired him as Chief Executive Officer at a base salary of no less than $250,000 per annum. The Employment Agreement provided that Mr. Walrod’s employment is terminable by the Company “at will,” but in the event that his employment is terminated without “cause” (as defined), he will be paid his salary for six months after such termination. In the event of termination of Mr. Walrod’s employment after a “change of control,” he will receive a lump sum payment equal to 12 months of salary. In February, 2004, the Board of Directors approved an increase in Mr. Walrod’s annual base salary to $275,000. In February, 2005, the Compensation Committee approved an increase in Mr. Walrod’s annual base salary to $281,325. In April, 2006, the Board of Directors terminated Mr. Walrod’s employment. Pursuant to the terms of his Employment Agreement, Mr. Walrod will be paid salary continuation payments for six months following his termination.
EQUITY COMPENSATION PLAN INFORMATION
The following Table sets forth information regarding all equity compensation plans (including individual contracts) (i) previously approved by the Company’s shareholders, and (ii) not previously approved by the Company’s shareholders, as of December 31, 2005.

Plan	Number of Shares to be	Weighted-Average	Number of Shares
Category	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options and	Outstanding Options and	Future Issuance Under
	Warrants	Warrants	Equity Compensation
			Plans (Excluding Shares
			Reflected in Column (a))
	(a)	(b)	(c)

Plans Approved by Shareholders	2,221,150	$2.04	373,426

Plans Not Approved by Shareholders	1,362,135	$1.88	—

Total	3,583,285	$1.98	373,426
Summary Description of the Company’s Equity Compensation Plans
The Company has one shareholder-approved stock option plan from which additional options may be granted (the 1999 Stock Option Plan) and four terminated option or warrant plans under which previously granted options and warrants remain outstanding. Prior to Nasdaq rule changes in 2003 requiring shareholder approval of compensatory equity grants, the Company established several plans and entered into a number of equity compensation agreements with individuals that were not required to be approved by the shareholders. All of these plans and individual arrangements are described below.
Shareholder Approved Plans:
The 1991 Stock Option Plan
The Company’s shareholders approved the 1991 Stock Option Plan (“1991 Plan”) in July, 1991 and approved amendments to the 1991 Plan in June, 1992, September, 1995 and September, 1996. The 1991 Plan, as

amended, provided for the grant of options to the Company’s employees, directors and consultants for up to 1,480,000 shares. The term of the 1991 Plan has expired and no further options may be granted under this plan. As of December 31, 2005, options to purchase a total of 699,409 shares were outstanding.
The 1999 Stock Option Plan
The Company’s shareholders approved the 1999 Stock Option Plan (“1999 Plan”) in August, 1999 and approved an amendment to the 1999 Plan in December, 2002. This plan authorizes the grant of options to purchase up to 1,900,000 shares of the Company’s Common Stock. As of December 31, 2005, options to purchase 1,521,741 shares were outstanding and 373,426 shares were available for future option grants.
Non-Shareholder Approved Plans and Individual Arrangements:
Management Anti-Dilution Plan
In February, 1993, the Company’s Board of Directors approved the issuance of Warrants to the then officers and directors of the Company in consideration for agreements made by them in connection with an underwritten offering of the Company’s Common Stock. This plan has terminated and no additional securities may be issued from this plan. As of December 31, 2005, Warrants to purchase 306,920 Warrants are outstanding. These Warrants have an exercise price of $3.00 per share.
Research Division Warrant Plan
In April, 2001, Warrants were issued to employees of the Research Division in connection with an incentive plan for performance of certain milestones in 2000. This plan has terminated and no additional Warrants may be issued under this plan. As of December 31, 2005, Warrants to purchase a total of 10,500 shares were outstanding. These Warrants have an exercise price of $3.25 per share and expire on the earlier of 60 days after termination of employment or January, 2011.
2002 Research Division Plan
In May, 2002, the Company’s Board of Directors approved a plan for the issuance of non-plan options to purchase Common Stock to Research Division employees. This plan has terminated and no additional options may be issued from this plan. As of December 31, 2005, options to purchase 34,000 shares were outstanding. These options have an exercise price of $1.71 per share and expire on the earlier of 60 days after termination of employment or 10 years after date of grant.
Individual Compensation Arrangements
In December, 1998, an option to purchase 50,000 shares, with an exercise price of $3.00 per share, was issued to Fred Schiele in connection with his hiring as President and Chief Operating Officer of the Company. In September, 2001, in connection with the termination of his employment this option was modified to waive the provision which otherwise would have caused its termination 60 days after the termination of his employment. This option expires on November 30, 2008.
In March, 2002, a Warrant to purchase 20,000 shares, with an exercise price of $2.40 per share, was issued to Ladenburg Thalmann, Inc. in connection with a financing in March, 2002. This Warrant expires on March 28, 2007.
In June, 2002, an option to purchase 10,000 shares, with an exercise price of $2.00 per share, was issued to Cuper Opina, an employee of the Company. This option expired on January 10, 2006.
In October, 2002, an option to purchase 500,000 shares, with an exercise price of $1.33 per share was issued to Ronald A. Walrod in connection with his hiring as President and Chief Executive Officer of the Company. This option expires on June 11, 2006.

Pursuant to an investor relations services agreement (“IRG Agreement”) entered into in July, 2003 between the Company and The Investor Relations Group (“IRG”), the Company agreed to issue a total of 200,000 Warrants to Dian Griesel, President of IRG, with 50,000 Warrants being issued at the beginning of each year of the effectiveness of the IRG Agreement, as follows: (i) in July, 2003, a Warrant to purchase 50,000 shares, with an exercise price of $1.16 per share and expiring on June 30, 2008; (ii) in July, 2004, a Warrant to purchase 50,000 shares, with an exercise price of $2.05 per share and expiring on June 30, 2009; and (iii) in July 2005, a Warrant to purchase 50,000 shares, with an exercise price of $1.23 per share and expiring on June 30, 2010.
In February, 2005, a Warrant to purchase 108,871 shares, with an exercise price of $1.80 per share, was issued to Source Capital in connection with a financing in February, 2005. This Warrant expires on February 1, 2010.
In December, 2005, a Warrant to purchase 171,844 shares, with an exercise price of $1.44 per share, was issued to Midtown Partners in connection with a financing in December, 2005. This Warrant expires on June 28, 2011.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Laurus Master Fund, Ltd. (“Laurus”) is the beneficial owner of more than 5% of the Company’s Common Stock. The disclosures in “Information About JMAR Stock Ownership” on page 4 above regarding Laurus’ ownership of Preferred Stock and Warrants are incorporated herein by reference. The terms of the Preferred Stock and substantially all of the Warrants provide that such instruments are not convertible or exercisable into Common Stock for so long as Laurus has beneficial ownership of more than 4.99% of the Company’s Common Stock. In March, 2006, the Company issued Laurus a new Series I Convertible Preferred Stock to replace $6,393,980 of the Company’s Series F-H Preferred Stock, leaving $1,456,020 of the Series G Preferred Stock outstanding. The parties also amended the remaining redemption schedule of the Series G Preferred Stock (the issuance of the Series I and the amendments to the Series G are referred to below as the 2006 Amendments). The 2006 Amendments have the effect of deferring the $7,850,000 in redemption payments, as follows: a) 6 monthly redemption payments originally commencing August 2006 ($150,000 per month plus a 2% fee) are deferred one year and reduced to $122,178 per month; b) $6,588,314 of the redemption payment originally due February 2007 is deferred until August 2008; and c) the remaining $528,618 is payable at $27,822 per month starting February 2007 through July 2008. In consideration for these deferrals, the conversion price for $6,393,980 of the Series F-H Preferred Stock (previously $2.00) was reduced to $1.16 per share. In addition, the exercise price (originally ranging from $3.42 to $3.82) of warrants that are exercisable into 200,000 shares originally issued in connection with the Series F-H Preferred Stock was reduced to $1.16. The amended warrants are not exercisable for six months. The redemption payments will be reduced to the extent that there are conversions of the Preferred Stock into common stock.
Also in March, 2006, the Company and Laurus replaced the Company’s Working Capital Line that terminated on March 21, 2006 with a new working capital line (2006 Working Capital Line). The 2006 Working Capital Line allows the Company to borrow from time-to-time up to 90% of eligible accounts receivable and up to 50% of eligible inventory up to $500,000, up to an aggregate maximum of $3 million. The 2006 Working Capital Line is non-convertible and has no financial ratio covenants. The interest rate on the 2006 Working Capital Line is equal to the prime rate plus 2 percent. In connection with the 2006 Working Capital Line, the Company issued two warrants to Laurus to purchase a total of 458,181 shares of common stock at an exercise price of $0.01 per share and paid fees of $108,000. Of the 458,181 warrants, 240,000 vest in March 2007 based on the average borrowings under the 2006 Working Capital Line with an exercise price based on the three day average stock price prior to March 28, 2007, but no less than $1.00. Both warrants are not exercisable for six months and expire in March 2016. As of March 31, 2006, the outstanding balance under the 2006 Working Capital Line was $116,088.
REPORT OF THE COMPENSATION COMMITTEE
THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER JMAR FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT JMAR SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.
The following report of the Compensation Committee of the Board of Directors discusses the Company’s compensation policies during fiscal 2005 as they affected the Company’s Chief Executive Officer and the Company’s other executive officers:
Compensation Policies for Executive Officers. The Company’s compensation policies for its executive officers are designed to provide compensation levels that are competitive with those of other similar companies and thereby to enable the Company to attract and retain qualified executives. More specifically, the Company’s compensation policies aim, through a combination of base salary, annual bonus and equity-based compensation, to motivate officers to assist the Company in meeting its annual and long-range business objectives and thereby to enhance stockholder value. The Committee believes that the cumulative effect of the Company’s compensation policies for executive officers is to tie their total compensation closely to the Company’s performance.
Annual Cash Compensation. The Compensation Committee believes that the total annual cash compensation paid to executives should be commensurate with both the executive’s and the Company’s performance. The Company’s executive cash compensation consists of base compensation (salary) and variable performance compensation (annual bonus).
The base salaries for executive officers are established considering a number of factors, including the Company’s financial condition; the executive’s individual performance and measurable contribution to the Company’s success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company’s compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company’s annual review process. Generally, base salaries are maintained to be comparable to salaries paid by similar size, high technology public companies. In determining the level of base salaries and other compensation, the Compensation Committee had access to the results of several salary surveys procured by the Company. In March, 2006, the Compensation Committee approved increases in base salaries for executive officers as follows: Mr. Valentine ($181,000), Dr. Bloom ($185,000), Mr. Ricardi ($170,000) and Mr. Johnson ($160,000). Although the Committee considers the

Company’s general financial performance and financial condition in its determination of the appropriate levels of base salaries for executive officers, it does not tie the base salaries to a specific measure of Company financial performance. The Committee believes, however, that the Bonus Plan discussed below provides a direct connection between Company performance and the compensation of its executive officers.
Bonus Plan. In August, 2004, the Compensation Committee approved the Company’s “Balanced Scorecard” bonus plan (“BSC”) pursuant to which all of the Company’s exempt employees, including each of the executive officers, are eligible to receive a bonus equal to up to 10% of such person’s base salary contingent upon the satisfaction of certain agreed-upon performance criteria. In February, 2005, the Compensation Committee approved an amendment to the BSC to provide for the award of up to 12% of base salaries to the Company’s executive officers. The agreed-upon performance criteria are based upon Corporate, Division and individual objectives which are derived from the Board-approved Business Plan for that year. Depending upon the employee’s position and responsibilities, the individual’s performance objectives may involve one or more of the following areas: financial performance and shareholder value; customer development; internal operating effectiveness; and organizational learning and growth. Pursuant to the BSC for 2005, the Compensation Committee awarded the following bonuses which were paid in 2006: Mr. Valentine ($10,425), Mr. Ricardi ($6,745) and Dr. Bloom ($7,070).
Equity Based Incentive Compensation. The Compensation Committee believes that by providing executive officers with an equity interest in the Company those officers are provided with additional incentives to work to maximize stockholder value over the long term. Options to purchase Company stock are granted from the shareholder-approved 1999 Stock Option Plan. Pursuant to the 1999 Stock Option Plan, the CEO and other executive officers (as well as other key employees) may be periodically granted stock options at the then fair market value of the Company’s Common Stock. In 2005, options to purchase 100,000 shares were granted to Mr. Walrod, options to purchase 50,000 shares each were granted to Messrs. Valentine, Ricardi and Bloom, and options to purchase 20,000 shares were granted to Mr. Johnson.
CEO Compensation. Mr. Walrod was hired as Chief Executive Officer in October 2002. Pursuant to Mr. Walrod’s Employment Agreement, the Company agreed to pay Mr. Walrod an annual salary of not less than $250,000. Following its review of his compensation at the end of 2003, in February, 2004, the Compensation Committee approved an increase in Mr. Walrod’s annual base salary to $275,000. In February, 2005, the Committee reviewed Mr. Walrod’s 2004 performance and his contributions to the Company’s execution of its 2004 Business Plan in relation to the objectives set forth in the BSC plans for the other executive officers and approved an increase in his annual base salary to $281,325 and awarded Mr. Walrod a bonus of $15,000. The Committee believes Mr. Walrod’s level of base salary and bonus consideration in 2005 is commensurate with total compensation of CEOs of similarly situated public companies. In connection with Mr. Walrod’s hiring in 2002, the Company granted him options to purchase 500,000 shares. In April, 2003, the Board of Directors granted Mr. Walrod options to purchase an additional 250,000 shares. In February, 2005, the Compensation Committee granted Mr. Walrod an additional 100,000 options. In April 2006, the Board of Directors terminated Mr. Walrod’s employment and, as a result, all of these options terminated or will terminate if not exercised by June 11, 2006.
Through these various compensation programs, the Compensation Committee believes that JMAR furthers its objectives of attracting, retaining and motivating the best qualified executive officers and employees, and ultimately will serve to increase shareholder value.

COMPENSATION COMMITTEE

/s/	Vernon H. Blackman, Chairman (Chairman until April 12, 2006)
Charles A. Dickinson (Chairman since April 12, 2006)
Barry Ressler

Compensation Committee Interlocks and Insider Participation
During 2005, executive compensation matters were addressed by the Compensation Committee of the Board of Directors. None of the members of the Compensation Committee were either officers or employees of the Company. None of the members of the Compensation Committee serves as an executive officer of any other entity whose Board of Directors or compensation committee includes an executive officer of the Company.
Comparative Stock Performance
Set forth below is a line graph which compares the percentage change in the cumulative total stockholder return on the Company’s Common Stock from December 31, 2000 through December 31, 2005 with the percentage change in the cumulative total return over the same period of the (i) Russell 2000 Index and (ii) Russell 3000 Production Technology Equipment Index. This graph assumes an initial investment of $100 on December 31, 2000 in each of the Company’s Common Stock, the Russell 2000 Index and the Russell 3000 Production Technology Equipment Index and that all dividends, if any, were reinvested.
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

JMAR Technologies, Inc.	$100	$92	$31	$72	$54	$37
Russell 2000 Index	$100	$102	$81	$120	$142	$148
Russell 3000: Prod. Tech. Equipment	$100	$93	$56	$97	$75	$77

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
Stockholders who intend to submit proposals to be voted upon at the Annual Meeting of Shareholders or who intend to nominate persons for election for the Board of Directors must do so in accordance with the Company’s Bylaws and applicable SEC Rules. Nothing in the following discussion is meant to preclude discussion by any shareholder of any business properly brought before the Annual Meeting.
Inclusion in Company’s Proxy Statement
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company’s 2007 Proxy Statement. In order to qualify for inclusion, among other requirements, stockholder proposals must be submitted in writing to the Secretary of the Company and received no later than January 15, 2007 (based on the release of proxy materials for the 2006 meeting on May 15, 2006), or if the 2007 meeting date is more than 30 days before or after June 23, 2007, the deadline shall be no later than 120 days prior to the scheduled date of the 2007 Annual Meeting. Stockholders interested in submitting a proposal or a nomination are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.
Other Matters to Come Before the Meeting
Under the Company’s Bylaws, a proposal or nomination that a stockholder does not seek to include in the Company’s proxy statement for its 2007 Annual Meeting, but which the stockholder wishes to have considered and voted on at the 2007 Annual Meeting, must be submitted in writing to the Secretary of the Company not later than March 31, 2007 (based on the release of proxy materials for the 2006 meeting on May 15, 2006). If the date of the 2007 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the 2006 Annual Meeting (June 23), the stockholder must submit any such proposal or nomination no later than the later of the close of business on the 75th day prior to the date of the 2007 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder’s submission must include certain specified information concerning the proposal or nominee and information as to the stockholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the stockholder submits the proposal or nomination prior to the deadline, but does not conduct its own solicitation of shareholders in accordance with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the persons named as proxies intend to exercise their discretionary authority to vote as they deem in the best interests of the Company on any such proposal or nomination submitted by a stockholder. Stockholders should contact the Secretary of the Company in writing at 10905 Technology Place, San Diego, CA 92127 to obtain additional information as to the proper form and content of submissions.
SHAREHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS
The Board of Directors has approved a process for shareholders to send communications to the Board or any of the directors. All such communications will first go to the Corporation’s Corporate Secretary. If a communication does not relate in any way to Board matters, he or she will deal with the communication as appropriate. If the communication does relate to any matter of relevance to the Board, he or she will relay the message to the Chairman of the Board, who will determine whether to relay the communication to the entire Board or to other non-management directors. The Corporate Secretary will keep a log of all communications addressed to the Board. If you wish to submit any comments or express any concerns to the Board, you may use one of the following methods:

•	Write to the Board at the following address:
Board of Directors
c/o Corporate Secretary
JMAR Technologies, Inc.
10905 Technology Place
San Diego, CA 92127
•	Email the Board at boardofdirectors@jmar.com
Policy Regarding Board Attendance at Annual Meetings
Shareholders who attend the Company’s Annual Meeting of Shareholders often have the opportunity to meet and talk to members of the Board of Directors. It is the Company’s policy that, absent unusual circumstances, members of the Board of Directors should attend the Company’s Annual Meeting of Shareholders. This is facilitated by the fact that the Board of Directors customarily holds a regularly scheduled Board of Directors meeting on or near the same date as the Annual Meeting. All of the directors attended the 2005 Annual Meeting of Shareholders.
OTHER BUSINESS
The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented at the meeting.

By Order of the Board of Directors

/s/ Dennis E. Valentine

Dennis E. Valentine
Dated: May 8, 2006	Secretary

Appendix A
JMAR TECHNOLOGIES, INC. 2006 EQUITY INCENTIVE PLAN
SECTION I.
PURPOSE
     The purpose of the JMAR Technologies, Inc. 2006 Equity Incentive Plan (the “Plan”) is to promote the long-term growth and financial success of JMAR Technologies, Inc. (the “Company”) and its subsidiaries by enabling the Company to compete successfully in attracting and retaining employees and directors (and consultants and advisors) of outstanding ability, stimulating the efforts of such persons to achieve the Company’s long-range performance goals and objectives, and encouraging the identification of their interests with those of the Company’s shareholders.
SECTION II.
DEFINITIONS
     For purposes of this Plan, the following terms shall have the following meanings:
     2.1 “Advisor” means a person who provides bona fide advisory or consulting services to the Company or a Subsidiary and whose Shares subject to an Award are eligible for registration on Form S-8 under the Securities Act of 1933.
     2.2 “Award” means any form of Stock Option, Restricted Stock Award, Unrestricted Stock Award, or Stock Appreciation Right granted under this Plan.
     2.3 “Award Agreement” means a written agreement setting forth the terms of an Award.
     2.4 “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.
     2.5 “Award Period” or “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.
     2.6 “Board” means the Board of Directors of the Company.
     2.7 “Cause” means, unless otherwise defined in an Award Agreement, a Participant’s engaging in any of the following acts:
     (i) any type of disloyalty to the Company or a Subsidiary, including, without limitation, fraud, embezzlement, theft, or dishonesty in the course of a Participant’s employment or business relationship with the Company or Subsidiary; or
     (ii) conviction of a felony or other crime involving a breach of trust or fiduciary duty owed to the Company or a Subsidiary; or
     (iii) unauthorized disclosure of trade secrets or confidential information of the Company or a Subsidiary; or
     (iv) a material breach of any agreement with the Company or a Subsidiary in respect of confidentiality, non-disclosure, non-competition or otherwise; or
     (v) any serious violation of a policy of the Company or a Subsidiary that is materially damaging to the interests of the Company or Subsidiary.

     2.8 “Change in Control” means the occurrence after the Effective Date of any of the following events:
     (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Exempt Entity, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the total voting power of all of the Company’s voting securities then outstanding (“Voting Shares”);
     (ii) immediately after a merger or consolidation of the Company or any Subsidiary of the Company with or into, or the sale or other disposition of all or substantially all of the Company’s assets to, any other corporation (where pursuant to the terms of such transaction outstanding Awards are assumed by the surviving, resulting or acquiring corporation or new Awards are substituted therefore), the Voting Shares of the Company outstanding immediately prior to such transaction do not represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity or any parent thereof) more than 50% of the total voting power of the voting securities of the Company or surviving or acquiring entity or any parent thereof outstanding immediately after such merger or consolidation.
     2.9 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to any particular section of the Code include references to any successor amendments or replacements of such section.
     2.10 “Committee” means the committee appointed by the Board and consisting of two or more Directors of the Company, each of whom shall be a “non-employee director” as defined in Rule 16b-3 and an “outside director” as defined in the regulations under Section 162(m) of the Code.
     2.11 “Common Stock” means the Company’s Common Stock, par value $.01 per share, and any successor security.
     2.12 “Company” means JMAR Technologies, Inc.
     2.13 “Designated Payment Date” has the meaning set forth in Section 8.2(a).
     2.14 “Director” means any person serving on the Board of Directors of the Company or any of its Subsidiaries who is not an Officer (or officer) or Employee of the Company or any Subsidiary, except that a person serving as Chief Executive Officer and director shall be considered a “Director”.
     2.15 “Disability” means (i) a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code as determined by the Committee in good faith upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice, or (ii) in the case of an Employee, a disability that qualifies as a long-term disability under the Company’s or a Subsidiary’s Long Term Disability insurance, or (iii) any other definition of disability set forth in an Award Agreement.
     2.16 “Effective Date” means June 23, 2006.
     2.17 “Eligible Person” means any person who is either an Employee, Director or Advisor.
     2.18 “Employee” means (i) any officer or employee of the Company or a Subsidiary (including those employees on military leave, sick leave, or other bona fide leave of absence approved by the Company or a Subsidiary) or (ii) any person who has received and accepted an offer of employment from the Company or a Subsidiary.
     2.19 “Exchange Act” means the Securities Exchange Act of 1934.
     2.20 “Exempt Entity” means (i) an underwriter temporarily holding securities pursuant to an offering of such securities and (ii) the Company, any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries.

     2.21 “Fair Market Value” means, as of any date, (i) in case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the average of the closing selling prices at which shares of the Common Stock were traded on such recognized securities exchange for the 5 days prior to the Date of Grant or, if the Common Stock was not traded on said date, upon the basis of the average of the closing selling prices for the 5 days prior to the nearest date preceding the Date of Grant, or (ii) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the average between the closing bid and asked quotations for such stock (or the closing selling price for such stock, if applicable) for the 5 days prior to the Date of Grant (as reported by a newspaper of general circulation or a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations (or reported closing selling price) on the Date of Grant, then upon the basis of the average between the closing bid and asked quotations (or the closing selling price, as the case may be), for the 5 days prior to the nearest date preceding the Date of Grant.
     2.22 “Immediate Family” means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships; provided, however, that if the Committee adopts a different definition of “immediate family” (or similar term) in connection with the transferability of Stock Options and SARs awarded under this Plan, such definition shall apply, without further action of the Board.
     2.23 “Incentive Stock Option” means any Stock Option awarded under Section VII of this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
     2.24 “Non-Qualified Stock Option” means any Stock Option awarded under Section VII of this Plan that is not an Incentive Stock Option.
     2.25 “Officer” means a person who has been determined to be an officer of the Company under Rule 16a-1(f) in a resolution adopted by the Board.
     2.26 “Option Price” or “Exercise Price” means the price per share at which Common Stock may be purchased upon the exercise of an Option or an Award.
     2.27 “Participant” means an Eligible Person to whom an Award has been made pursuant to this Plan.
     2.28 “Performance-Based Compensation” means compensation intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code and the Treasury Regulations thereunder.
     2.29 “Performance Measures” means any one or more of the following, as selected by the Committee and applied to the Company as a whole or individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (ii) appreciation in the Fair Market Value, book value or other measure of value of the Common Stock; (iii) cash flow; (iv) earnings (including, without limitation, earnings per share); (v) return on equity; (vi) return on investment; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) revenue; (xi) income (including, without limitation, net income); (xii) operating income (including, without limitation, net operating income); (xiii) operating profit (including, without limitation, net operating profit); (xiv) operating margin; (xv) return on operating revenue; and (xvi) market share.
     2.30 “Reference Price” with respect to a SAR means a dollar amount determined by the Committee at the time of Grant.
     2.31 “Replacement Option” means a Stock Option granted pursuant to Section 7.4 upon the exercise of a Stock Option granted pursuant to the Plan where the Option Price is paid with previously owned shares of Common Stock.
     2.32 “Restricted Stock” means those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

     2.33 “Restricted Stock Award” means an award of a fixed number of Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.
     2.34 “Retirement” means an Employee’s or Director’s Separation from Service (in each case other than by reason of death or Disability or for Cause) on or after (i) attainment of age 65 or (ii) attainment of age 55 with 10 years of employment with, or service on the Board of, the Company or a Subsidiary.
     2.35 “Rule 16b-3” and “Rule 16a-1(f)” mean Rules 16b-3 and 16a-1(f) under the Exchange Act or any corresponding successor rules or regulations.
     2.36 “Separation from Service” or “Separates from Service” has the meaning ascribed to such term in Section 409A of the Code.
     2.37 “Share” means one share of the Company’s Common Stock.
     2.38 “Short-term Deferral Deadline” means the later of the 15th day of the third month following the Participant’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) or the 15th day of the third month following the end of the Company’s first taxable year in which an Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code). Notwithstanding the foregoing, if it is administratively impracticable for the Company to make a payment or to deliver Shares by the end of the applicable 2 1/2 month period, or if making the payment or delivering the Shares by the end of the applicable 2 1/2 month period would jeopardize the solvency of the Company, and, as of the Grant Date, such impracticability or insolvency was unforeseeable, the payment or delivery shall be made as soon as reasonably practicable after the applicable 2 1/2 month period and shall be considered as having been made prior to the Short-term Deferral Deadline. For purposes of this definition, an action or failure to act of the Participant or a person under the Participant’s control, such as a failure to provide necessary information or documentation, is not an unforeseeable event.
     2.39 “Specified Employee Delayed Payment Date” has the meaning set forth in Section 8.2(a).
     2.40 “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, an amount of cash, a number of Shares or a combination thereof equal in value to, the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the Reference Price of the SAR.
     2.41 “Stock Option” or “Option” means the right to purchase shares of Common Stock (including a Replacement Option) granted pursuant to Section VII of this Plan.
     2.42 “Subsidiary” means, with respect to grants of Awards (other than Incentive Stock Options), any entity directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, in its sole discretion, provided such entity is considered a service recipient (within the meaning of Section 409A) that may be aggregated with the Company.
With respect to grants of Incentive Stock Options, the term “Subsidiary” means any corporation and any other entity considered a subsidiary as defined in Section 424(f) of the Code.
     2.43 “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.
     2.44 “Unrestricted Stock Award” means an Award granted pursuant to Section 8.3.
     2.45 “Vest” means, in the case of any Award, to become exercisable or become free of restrictions solely as a result of either (i) the passage of required time periods specified under the terms of the Award (“Passage of Time Criteria”) or (ii) the inapplicability of Passage of Time Criteria due to a Change of Control or a Separation from Service pursuant to the provisions of Section X. For purposes of this Plan, “Vest” does not refer to an Award becoming exercisable or free of restrictions due to the attainment of performance criteria or any other criteria not solely related to the passage of time (“Other Criteria”). An Award whose terms specify Other Criteria that have not been fully satisfied at the time of a Change of Control or Separation from Service will not Vest

(unless otherwise determined by the Committee or specifically provided by such terms) as a result of such Change of Control or Separation from Service (even if the terms of such Award contain Passage of Time Criteria in addition to, in combination with, or as an alternative to such Other Criteria).
SECTION III.
ADMINISTRATION
     3.1 The Committee. This Plan shall be administered and interpreted by the Committee. Except as provided in Section 3.4, any function of the Committee also may be performed by the Board. Actions of the Committee may be taken by a majority of its members at a meeting or by the unanimous written consent of all of its members without a meeting.
     3.2 Powers of the Committee. The Committee shall have the power and authority to operate, manage and administer the Plan on behalf of the Company, which includes, but is not limited to, the power and authority:
     (i) to grant to Eligible Persons one or more Awards consisting of any or a combination of Stock Options, Restricted Stock, Unrestricted Stock, and Stock Appreciation Rights;
     (ii) to select the Eligible Persons to whom Awards may be granted;
     (iii) to determine the types and combinations of Awards to be granted to Eligible Persons;
     (iv) to determine the number of Shares or units which may be subject to each Award;
     (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, the term, price, exercisability, method of exercise and payment, any restriction or limitation on transfer, any applicable performance measures or contingencies, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award) and the related Shares, based on such factors as the Committee shall determine; and
     (vi) to modify or waive any restrictions, contingencies or limitations contained in, and grant extensions to the terms or exercise periods of, or accelerate the vesting of, any outstanding Awards, as long as such modifications, waivers, extensions or accelerations would not either cause the Award to be treated as the granting of a new Award under Code Section 409A that is not exempt from, or compliant with, the requirements of Section 409A or be inconsistent with the terms of the Plan, but no such changes shall impair the rights of any Participant without his or her consent unless required by law or integrally related to a requirement of law.
     3.3 Guidelines. The Committee will have the authority and discretion to interpret the Plan and any Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry the Plan into effect.
     3.4 Delegation of Authority. The Committee may delegate to one or more of the Company’s Officers or (in the case of ministerial duties only) other employees all or any portion of the Committee’s authority, powers, responsibilities and administrative duties under the Plan, with such conditions and limitations as the Committee shall prescribe in writing; provided, however, that only the Committee is authorized to grant Awards to, or make any decisions with respect to Awards granted to, Officers. A record of all actions taken by any Officer to whom the Committee has delegated a portion of its powers or responsibilities shall be filed with the minutes of the meetings of the Committee and shall be made available for review by the Committee upon request.
     3.5 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee (or of any person acting under a delegation pursuant to Section 3.4) concerning the application or administration of the Plan or any Award(s) shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Awards.
     3.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement substantially in the form approved by the Committee from time to time.

SECTION IV.
SHARES SUBJECT TO PLAN
     4.1 Shares Available for Issuance of Awards. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which may be issued under this Plan shall not exceed 2,000,000 Shares. As determined from time to time by the Committee, the Shares available under this Plan for grants of Awards may consist either in whole or in part of authorized but unissued Shares or Shares which have been reacquired by the Company following original issuance.
     4.2 Re-Use of Shares. If any Award granted under this Plan shall expire, terminate or be forfeited or canceled for any reason before it has vested or been exercised in full, the number of unissued or undelivered Shares subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, Shares that are tendered to or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares tendered to or withheld by the Company to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. In addition, a SAR settled in Shares of Common Stock shall be considered settled in full against the number of Shares available for award.
4.3 Adjustment Provisions.
          (a) Adjustment for Change in Capitalization. If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution to shareholders of cash or property which, in the Committee’s sole judgment, has a substantial impact on the value of outstanding Shares, then the numbers of Shares and SAR units specified in Section 4.1, the specified or fixed numbers of Shares or SAR units covered by each outstanding Award, and, if applicable, the Option Price or Reference Price for each outstanding Award shall be proportionately adjusted in such manner as the Committee in its sole judgment determines to be equitable and appropriate; provided that (i) any adjustments made in the number of Shares with respect to which Incentive Stock Options may be or have been granted shall be made in accordance with Code Section 424, (ii) the numbers of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code, and (iii) fractions of a Share will not be issued but either will be replaced by a cash payment equal to Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.
          (b) Other Equitable Adjustments. Notwithstanding any other provision of the Plan, and without affecting the number of Shares or SAR units reserved or available hereunder, the Committee may authorize the issuance, continuation or assumption of Awards or provide for equitable adjustments or changes in the terms of Awards, in connection with any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem equitable and appropriate; provided, that the numbers and types of Shares or SAR units covered by each outstanding Award shall be made in accordance with Section 409A of the Code.
SECTION V.
CHANGE IN CONTROL; MERGER, CONSOLIDATION, ETC.
     5.1 Effect of Change in Control On Outstanding Awards. In the event of, and upon a Change in Control, all Awards outstanding on the date of such Change in Control shall become fully (100%) Vested.
     5.2 Separation from Service After Change in Control. In the event that an Employee has a Separation from Service as a result of the Company or a Subsidiary terminating such Employee’s service for any reason other than for Cause within one (1) year after a Change in Control, all of the outstanding Vested Stock Options and SARs held by such Employee on the date of Separation from Service shall be exercisable for a period ending on the earlier to occur of the first anniversary of the date of Separation from Service or the respective Expiration Dates of such Stock Options and SARs.
     5.3 Merger, Consolidation, Etc. In the event that the Company shall, pursuant to action by its Board of Directors, propose to (i) merge into, consolidate with, sell or otherwise dispose of all or substantially all of its assets, to another corporation or other entity and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Awards under the Plan, or the substitution of new Awards therefor, or (ii) dissolve or liquidate, then (A) the Committee shall cause written notice of such proposed transaction to be given to each Participant not less than 30 days prior to the anticipated date on which such proposed transaction is to be consummated, and (B) all outstanding Awards that are not so assumed or substituted for shall become fully (100%) Vested immediately prior, but subject, to actual consummation of the transaction. Prior to a date specified in the notice, which shall not be more than 3 days prior to the consummation of such transaction, each Participant shall have the right to exercise all Stock Options and SARs held by such Participant that are not so assumed or substituted for on the following basis: (x) such exercise shall be conditioned on consummation of such transaction, (y) such exercise shall be effective immediately prior to the consummation of such transaction, and (z) the Option Price for any such Stock Options shall not be required to be paid until 7 days after written notice by the Company to the Participant that such transaction has been consummated. If such transaction is consummated, each Stock Option and SAR, to the extent not previously exercised prior to the date specified in the foregoing notice of proposed transaction, shall terminate upon the consummation of such transaction. If such transaction is abandoned, (a) any and all conditional exercises of Stock Options and SARs in accordance with this Section 5.3 shall be deemed annulled and of no force or effect and (b) to the extent that any Award shall have Vested solely by operation of this Section 5.3, such Vesting shall be deemed annulled and of no force or effect and the Vesting provisions of such Award shall be reinstated.
     5.4 Applicability of Section V. The provisions of Section V shall apply to all Awards granted under the Plan, unless and to the extent that the Committee expressly provides otherwise in the terms of an Award at the time it is granted.
SECTION VI.
EFFECTIVE DATE AND DURATION OF PLAN
     6.1 Duration of Plan. The Plan shall continue in effect indefinitely until terminated by the Board pursuant to Section XI. Notwithstanding the continued effectiveness of this Plan, no Incentive Stock Option shall be granted under this Plan on or after the tenth anniversary of the Effective Date.
SECTION VII.
STOCK OPTIONS
     7.1 Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted shall be designated as either a Non-Qualified Stock Option or an Incentive Stock Option. One or more Stock Options may be granted to any Eligible Person, except that only Non-Qualified Stock Options may be granted to any Director of or Advisor to the Company.
     7.2 Terms of Options. Except as otherwise required by Sections 7.3 and 7.4, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
          (a) Option Price. The Option Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, except that in the case of Incentive Stock Options in no event shall the Option Price be less than 100% of Fair Market Value on the Grant Date.
          (b) Option Term. The Term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after its Award Date.

          (c) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement; provided, however, that an Option may not be exercised as to less than one hundred (100) Shares at any time unless the number of Shares for which the Option is exercised is the total number available for exercise at that time under the terms of the Option.
          (d) Method of Exercise. A Stock Option may be exercised in whole or in part at any time during its Term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in cash unless some other form of consideration is approved by the Committee at or after the grant. Payment in full or in part also may be made in the form of Shares of Common Stock owned by the Participant for at least six (6) months prior to exercise, which Shares shall be valued at the Fair Market Value of the Common Stock on the date of exercise.
          (e) Cashless Exercise. A Participant may elect to pay the Exercise Price upon the exercise of an Option by authorizing a broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
          (f) Non-Transferability of Options. Stock Options shall be Transferable only to the extent provided in Section 12.3 of this Plan.
          (g) Termination. Stock Options shall terminate in accordance with Section X of this Plan.
          (h) No Right to Defer. In no event shall a Stock Option awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the Stock Option under Treas. Reg. § 1.83-7, or the time the Shares acquired pursuant to the exercise of the Stock Option first become substantially vested (as defined in Treas. Reg. § 1.83-3(b)).
          (i) Fixed Number of Shares. The number of Shares subject to a Stock Option shall be fixed on the Grant Date.
     7.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:
          (a) Award Agreement. Any Award Agreement relating to an Incentive Stock Option shall contain such terms and conditions as are required for the Option to be an “incentive stock option” as that term is defined in Section 422 of the Code.
          (b) Ten Percent Shareholder. An Incentive Stock Option shall not be awarded to any person who, at the time of the Award, owns or is deemed to own (by reason of attribution rules of Section 424(d) of the Code) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent corporation (as defined in Section 424(e) of the Code), if any, and its subsidiary corporations (as defined in Section 424(f) of the Code).
          (c) Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of an affected Participant, to disqualify any Incentive Stock Option under Section 422 of the Code, except as may result in the event of a Change of Control.
          (d) Notification of Disqualifying Disposition. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of Shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.
     7.4 Replacement Options. Each grant of an Option shall automatically include the right to acquire a Replacement Option upon the exercise of such Option (in whole or in part) prior to an Employee’s Separation from Service if the payment of the Option Price is paid in Shares. In addition to any other terms and conditions the Committee deems appropriate, the Replacement Option shall be subject to the following terms:
          (a) Number of Shares. The number of Shares subject to the Replacement Option shall not exceed the sum of the number of whole Shares used to satisfy the Option Price (whether by delivery of Shares to the Company or by reduction of Shares otherwise deliverable to the Participant on exercise) of the original Option and the number of whole Shares, if any, used to satisfy the payment for withholding taxes (whether by such delivery or such reduction) in accordance with Section 12.6.
          (b) Grant Date. The Replacement Option Grant Date will be the date of the exercise of the original Option.
          (c) Option Price. The Option Price per share of Common Stock purchasable under a Replacement Option shall be determined by the Committee at the time of grant, except that in the case of Incentive Stock Options in no event shall the Option Price be less than 100% of Fair Market Value on the Replacement Option Grant Date.
          (d) Vesting. The Replacement Option shall be exercisable no earlier than one (1) year after the Replacement Option Grant Date.
SECTION VIII.
RESTRICTED AND UNRESTRICTED STOCK AWARDS
     8.1 Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine. Such conditions may, but need not, be conditions that cause the Award to be treated as subject to a substantial risk of forfeiture (within the meaning of Sections 83 or 409A of the Code).
     8.2 Terms and Conditions of Restricted Awards. Restricted Stock Awards shall be subject to the following provisions:
          (a) Issuance of Shares. Shares of Restricted Stock may be issued immediately upon grant or upon vesting, as determined by the Committee. If Shares are to be issued upon vesting, such Shares shall be delivered on or before the Short-term Deferral Deadline, except that Shares that vest on account of the Participant’s Separation from Service by reason of Retirement in accordance with Section 10.1(a) shall be delivered on the first payroll date following the date of Separation from Service (the “Designated Payment Date”). If the Shares cannot be delivered on the Designated Payment Date because it is administratively impracticable, the Shares will be delivered as soon as administratively practicable, but in no event later than a date within the same calendar year as the Designated Payment Date or, if later, by the 15th day of the third calendar month following the Designated Payment Date. Notwithstanding the forgoing, (i) if it is reasonably determined that Section 409A of the Code will result in the imposition of additional tax on account of the delivery of the Shares before the expiration of the 6-month period described in Section 409A(a)(2)(B)(i) (relating to the required delay in payment to a specified employee pursuant to a Separation from Service), such delivery will in lieu thereof be made on the date that is six (6) months and one (1) day following the date of the Participant’s Separation from Service (or, if earlier, the date of death of the Participant) (the “Specified Employee Delayed Payment Date”), and (ii) a Participant may defer delivery of the Shares subject to a Restricted Stock Award to a date or dates after the Restricted Stock Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code) if the terms of the Restricted Stock Award and any deferral election comply with the requirements of Section 409A of the Code.
          (b) Stock Powers and Custody. If shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions on them shall have lapsed.
          (c) Shareholder Rights. Participants receiving Restricted Stock Awards that provide for issuance of the Shares upon vesting (including Shares that vest on account of the Participant’s Separation from Service by reason of Retirement in accordance with Section 10.1(a)) shall not be entitled to dividend or voting rights in respect of any such Shares until they are fully vested and issued.

     8.3 Unrestricted Stock Awards. The Committee may make Awards of unrestricted Common Stock to (i) Eligible Persons in recognition of outstanding achievements or contributions by such persons or (ii) Directors for service on the Board or Committees of the Board. Unrestricted Shares issued under this Section 8.3 may be issued for no cash consideration. In the event an Unrestricted Stock Award is granted, the Shares subject to such Award shall be issued immediately upon (or as promptly as is administratively practicable after) grant; provided that a Participant may defer delivery of the Shares subject to an Unrestricted Stock Award to a later date or dates if the terms of the Unrestricted Stock Award and any deferral election comply with the requirements of Section 409A of the Code.
SECTION IX.
STOCK APPRECIATION RIGHTS
     9.1 Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights. Any Stock Appreciation Right granted shall be for a specified number of units and have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.
     9.2 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights granted pursuant to this Section IX shall be subject to the following terms and conditions:
          (a) Reference Price. The Reference Price per Share unit subject to a SAR shall be determined by the Committee at the time of grant, except that in no event shall the Reference Price be less than 100% of Fair Market Value on the Award Date.
          (b) Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after its Award Date.
          (c) Exercise. A Stock Appreciation Right shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement.
          (d) Distribution. The Committee shall determine in its sole discretion, at or after the Award Date, whether Shares, cash or a combination thereof shall be delivered to the holder upon exercise of a SAR. Shares so delivered shall be valued at their Fair Market Value on the date of the SAR’s exercise.
          (e) Non-Transferability and Termination. SARs shall be Transferable only to the extent provided in Section 12.3 of this Plan and shall terminate in accordance with Section X of this Plan.
          (f) No Right to Defer. In no event shall a SAR awarded under this Plan include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.
          (g) Fixed Number of Shares. The number of Shares subject to a SAR shall be fixed on the Award Date.
SECTION X.
TERMINATION OF AWARDS
     10.1 Termination of Awards to Employees and Directors. Subject to the provisions of Section 10.2, all Awards issued to Employees and Directors under this Plan shall terminate as follows:
          (a) Termination by Death, Disability or Retirement. Unless otherwise determined by the Committee at the time of grant, if such a Participant Separates from Service by reason of his or her death, Disability or Retirement, all of the Participant’s Vested or otherwise exercisable Stock Options and SARs may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative for a period of one (1) year after the date of such Separation from Service or until the expiration of the stated term of such Award, whichever period is shorter.
          (b) Termination For Cause. If such a Participant Separates from Service for Cause, or if after such separation the Participant engages in any act which would have warranted a Separation from Service for Cause, the Participant shall forfeit all of his or her rights to any outstanding Awards which have not been exercised and all of such unexercised Awards shall terminate upon the earlier to occur of the date of Separation from Service or the date upon which the Participant has engaged in any of the conduct described as justifying such a separation for Cause.
          (c) Other Termination. Unless otherwise determined by the Committee at the time of grant, if such a Participant Separates from Service for any reason other than death, Disability, Retirement or Cause, all of the Participant’s Vested or otherwise exercisable Stock Options and SARs will terminate on the earlier to occur of the stated expiration date of the Awards or sixty (60) calendar days after such Separation from Service. If a Participant dies during the sixty (60) day period following the Separation from Service, any unexercised Award held by the Participant shall be exercisable, to the full extent that such Award was exercisable at the time of death, for a period of one (1) year from the date of death or until the expiration of the stated term of the Award, whichever occurs first.
     10.2 Awards to Advisors. An Award granted to an Advisor shall terminate as provided in the Award Agreement.
     10.3 Acceleration of Vesting Upon Termination. Upon a Participant’s Separation from Service, excluding, however, any Participant who has been terminated for Cause, either the Committee or, unless the Committee determines otherwise, the Chief Executive Officer may, in its or his sole discretion, accelerate the Vesting of, or otherwise cause to be exercisable or free of restrictions, all or part of any Awards held by the Participant so that such Awards will be fully or partially exercisable as of the date of Separation from Service or such other date as the Committee or Chief Executive Officer may choose; provided, however, that (i) no person or entity other than the Committee shall have the authority or discretion to accelerate the Vesting of, otherwise cause to be exercisable or free of restrictions or conditions, any Award granted to an Officer or Director of the Company, and (ii) such acceleration or waivers shall not cause the Award to be treated as the granting of a new Award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.
     10.4 Repricing, Exchange and Repurchase of Awards. Notwithstanding any other provisions of this Plan, without shareholder approval and the consent of each affected Participant, this Plan does not permit (i) any decrease in the Exercise Price, Reference Price or other purchase price of an Award or any other decrease in the pricing of an outstanding Award, (ii) the issuance of any substitute Option or SAR with a lower Exercise Price or Reference Price than an existing Option or SAR which is forfeited or cancelled in exchange for the substitute Option or SAR, or (iii) the repurchase by the Company of any Option or SAR with an Exercise Price or Reference Price above Fair Market Value at the time of such repurchase. Additionally, in no event shall any offer to reprice, exchange or repurchase an Award cause the original Award, the newly granted Award or the consideration to be paid upon repurchase to be treated as the granting of a new award under Section 409A of the Code that is not exempt from, or compliant with, the requirements of Section 409A.
SECTION XI.
TERMINATION OR AMENDMENT OF THIS PLAN
     11.1 Termination or Amendment. The Board may at any time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law or integrally related to a requirement of law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant. In addition, no amendment may be made without first obtaining shareholder approval if such amendment would increase the maximum number of Shares or amount of cash which may be granted to any individual Participant, or increase the total number of Shares available for issuance under this Plan, or if such approval is required pursuant to applicable requirements of the Code, the Exchange Act or the listing requirements of any stock exchange on which the Common Stock is traded. Notwithstanding anything in this Plan to the contrary, the Board, in its discretion, may amend the Plan or any Award to cause the Plan and such Award to remain beyond the scope of the types of compensatory arrangements that are subject to the requirements of Section 409A of the Code or to otherwise comply with the requirements of Section 409A. If any amendment to the Plan or any provision of an Award would cause the Participant to be subject to a tax penalty under Section 409A of the Code, such amendment or provision shall be deemed modified in such manner as to render the Plan or Award exempt from, or compliant with, the requirements of Section 409A and to effectuate as nearly as possible the original intention of the Board.
SECTION XII.
GENERAL PROVISIONS
     12.1 No Right to Continued Employment. The adoption of this Plan and the granting of Awards hereunder shall not confer upon any Employee the right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time.
     12.2 Awards to Persons Outside the United States. To the extent necessary or appropriate to comply with foreign law or practice, the Committee may, without amending this Plan: (i) establish special rules applicable to Awards granted to Eligible Persons who are either or both foreign nationals or employed outside the United States, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Eligible Persons in accordance with those rules; provided that such special rules and provisions of the Award Agreements evidencing such Awards do not cause the Plan or such Awards to be considered to be compensatory arrangements subject to the requirements of Section 409A of the Code in violation of the exemption for foreign arrangements contained in any guidance issued thereunder.
     12.3 Non-Transferability of Awards. Except as provided in the following sentence, no Award or benefit payable under this Plan shall be Transferable by the Participant during his or her lifetime, nor may it be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution; and no Award shall be exercisable by anyone other than the Participant or the Participant’s guardian or legal representative during such Participant’s lifetime. The Committee may in its sole discretion, at the time of grant, permit a Participant to transfer a Non-Qualified Stock Option, SAR, or Restricted Stock Award for no consideration to a member of, or for the benefit of, the Participant’s Immediate Family (including, without limitation, to a trust in which members of the Immediate Family have more than a 50% beneficial interest, to a partnership or limited liability company for one or more members of the Immediate Family, or to a foundation in which members of the Immediate Family hold more than 50% of the voting interests), subject to such limits as the Committee may establish and so long as the transferee remains subject to all the terms and conditions applicable to such Award. The following shall be considered transfers for no consideration: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by the Participant or members of the Immediate Family, in exchange for an interest in that entity.
     12.4 Other Plans. In no event shall the value of, or income arising from, any Awards issued under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.
     12.5 Unfunded Plan. For purposes of the Employee Retirement Income Security Act of 1974, this Plan is intended to constitute an unfunded plan of incentive compensation, and it is not intended to provide retirement income, to result in a deferral of income for periods extending to the termination of employment or beyond, or to provide welfare benefits. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any of its Subsidiaries and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.
     12.6 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any Federal, state, local or foreign taxes which the Company reasonably believes are required by law to be withheld. The Committee may permit all or a portion of any such withholding obligation (not exceeding the minimum amount required to be so withheld) to be satisfied by reducing the number of shares otherwise deliverable or by accepting the delivery of Shares previously owned by the Participant, which Shares shall be valued at the Fair Market Value of the Common Stock on the exercise date in the case of a Stock Option and on the vesting date in the case of a Restricted Stock Award. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant. The Company or a Subsidiary may also withhold from any future earnings of salary, bonus or any other payment due to the Participant the amount necessary to satisfy any outstanding tax obligations related to the grant or exercise of any Award granted pursuant to this Plan.
     12.7 Governing Law. This Plan and all actions taken in connection with it shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.
     12.8 Liability. No employee of the Company or a Subsidiary nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee and the Board shall be indemnified by the Company and its Subsidiaries for any liability and expenses which they may incur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.
     12.9 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
     12.10 Transactions Involving Common Stock. Under no circumstances shall the Shares issued under this Plan include or be subject to a permanent mandatory repurchase obligation or put or call right that is based on a purchase price other than a purchase price equal to the Fair Market Value of such Shares.
     12.11 Exemption from, or Compliance with, Section 409A. For federal income tax purposes, the Plan and the Awards granted hereunder are intended to be either exempt from, or compliant with, Section 409A of the Code. This Plan and all Awards granted hereunder shall be interpreted, operated and administered in a manner consistent with these intentions.

Proxy - JMAR Technologies, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS
The undersigned shareholder of JMAR Technologies, Inc. hereby appoints Joseph G. Martinez and Dennis E. Valentine and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 2006 Annual Meeting of the Shareholders of JMAR Technologies, Inc. to be held on Friday, June 23, 2006 at 10905 Technology Place, San Diego, California, at 9:00 a.m., local time, and at any adjournment(s) thereof, with all powers, including voting rights, which the undersigned would possess if personally present at said meeting on the matters listed on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED ON REVERSE SIDE, FOR THE RATIFICATION OF THE SELECTION OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP AS THE COMPANY’S INDEPENDENT AUDITORS AND FOR THE APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN.
IMPORTANT: PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
(Continued on reverse side.)

JMAR Technologies, Inc.	/___ /	Mark this box with an X if you have changes to your name or address details above
[Shareholder Name and Address]

Annual Meeting Proxy Card

A	Election of Directors
1.	Election of five Directors of the Company to serve until the 2007 Annual Meeting of Shareholders of JMAR Technologies, Inc. and until their respective successors are duly elected and qualified. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the
	☐	☐	☐	nominee’s name on the line below.
#01 – C. Neil Beer #02 – Charles A. Dickinson
#03 – J. Paul Gilman
#04 – Edward P. O’Sullivan II
#05 – Barry Ressler

B	Proposal
The Board of Directors recommends a vote FOR the following proposals

		For	Against	Abstain
2.	Ratification of the selection	☐	☐	☐
of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006

		For	Against	Abstain
3.	Approval of the Company’s	☐	☐	☐
2006 Equity Incentive Plan consisting of a maximum of 2,000,000 shares of Common Stock

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
C Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.
The undersigned hereby revokes any prior proxy and ratifies and confirms all the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.
The undersigned acknowledges receipt of the Notice of the 2006 Annual Meeting of Shareholders and accompanying Proxy Statement dated May 8, 2006.
IMPORTANT: In signing this Proxy, please sign your name or names in the same way as shown above. When signing as a fiduciary, please give your full title. If shares are registered in the names of two or more persons, each should sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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